Filed Pursuant to Rule 424(b)(2)
Registration No 333-216355

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
5.875% Junior Subordinated Notes due 2078	$287,500,000	100%	$287,500,000	$35,794

(1)   This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-216355 filed by the registrant on March 1, 2017.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 1, 2017

$250,000,000

CMS Energy Corporation

5.875% Junior Subordinated Notes due 2078

We are offering $250,000,000 aggregate principal amount of our 5.875% Junior Subordinated Notes due 2078, referred to as the Notes. The Notes will bear interest at the rate of 5.875% per year. Interest on the Notes is payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2019. So long as no event of default has occurred and is continuing, we may defer interest payments on one or more occasions for up to 40 consecutive quarterly periods, as described in this prospectus supplement. Any deferred interest payments will bear additional interest at the rate of 5.875% per year, to the extent legally permitted. The Notes will mature on October 15, 2078.

We may redeem the Notes at our option for cash, at the times and at the applicable redemption price described in this prospectus supplement. There will be no sinking fund for the Notes. The Notes will be issued only in denominations of $25 and integral multiples in excess thereof.

The Notes will be CMS Energy Corporation’s unsecured obligations and will rank subordinate and junior in right of payment to all of CMS Energy Corporation’s existing and future senior indebtedness. The Notes will rank equal in right of payment with all of CMS Energy Corporation’s other existing and future pari passu junior subordinated debt securities.

The Notes will constitute a new series of securities with no established trading market. We will apply to list the Notes for trading on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the Notes are first issued.

This investment involves risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 3 of the accompanying prospectus and the “Risk Factors” section beginning on page 35 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Note	Total
Price to the public(1)	100.000%	$250,000,000
Underwriting discount(2)	3.150%	$7,875,000
Proceeds to CMS Energy Corporation (before expenses)	96.850%	$242,125,000

(1)          Plus accrued interest, if any, from September 26, 2018. Purchasers of Notes must pay accrued interest if settlement occurs after that date.

(2)          An underwriting discount of $0.7875 per Note sold in this offering (or up to $7,875,000 for all Notes) will be deducted from the proceeds paid to CMS Energy Corporation by the underwriters. However, the discount will be $0.5000 per Note for sales to institutions. As a result of sales to certain institutions, the total underwriting discount and the total proceeds to CMS Energy Corporation (after deducting such discount) will equal $6,063,462.50 and $243,936,537.50, respectively.

We have granted the underwriters an option to purchase up to an additional $37,500,000 aggregate principal amount of Notes to cover over-allotments, if any, for 30 days following the date of this prospectus supplement. Should the underwriters exercise this option in full, upon the exercise of the option, the total initial price to the public, underwriting discount and proceeds to CMS Energy Corporation (before expenses) will equal $287,500,000.00, $7,244,712.50 and $280,255,287.50, respectively, assuming all such additional Notes are sold to retail investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the Notes on or about September 26, 2018 only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, SA.

Joint Book-Running Managers

BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities

Joint Lead Managers

Citigroup	RBC Capital Markets

Co-Managers

Deutsche Bank Securities	Ramirez & Co., Inc.

The date of this prospectus supplement is September 20, 2018.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Notes and also adds to and updates information contained or incorporated by reference in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which contains a description of the securities registered by us and gives more general information, some of which may not apply to the Notes. To the extent there is a conflict between the information contained or incorporated by reference in this prospectus supplement (or any free writing prospectus), on the one hand, and the information contained or incorporated by reference in the accompanying prospectus, on the other hand, the information contained or incorporated by reference in this prospectus supplement (or any free writing prospectus) shall control.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the registration statement, we may sell securities, including Notes, of which this offering is a part.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us and our subsidiaries that is not included in or delivered with these documents. This information is available without charge to security holders upon written or oral request. See “Where You Can Find More Information”.

The terms “CMS Energy”, “we”, “our” and “us” as used in this document refer to CMS Energy Corporation and its subsidiaries and predecessors as a combined entity, except where it is made clear that such term means only CMS Energy Corporation.

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters and their affiliates and agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on other dates that are specified in those documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since these dates.

SUMMARY

This summary may not contain all of the information that may be important to you. You should read carefully this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision.

CMS Energy Corporation

CMS Energy is an energy company operating primarily in Michigan and is the parent holding company of several subsidiaries, including Consumers Energy Company (“Consumers”) and CMS Enterprises Company (“Enterprises”). Consumers is an electric and gas utility company serving Michigan’s lower peninsula. Consumers owns and operates electric generation, transmission and distribution facilities and gas transmission, storage and distribution facilities. Consumers serves individuals and businesses operating in the alternative energy, automotive, chemical, metal and food products industries, as well as a diversified group of other industries. Consumers provides electricity and/or natural gas to 6.7 million of Michigan’s 10 million residents. Consumers’ rates and certain other aspects of its business are subject to the jurisdiction of the Michigan Public Service Commission (“MPSC”) and the Federal Energy Regulatory Commission, as well as to North American Electric Reliability Corporation reliability standards. Enterprises, through its subsidiaries and equity investments, is engaged in domestic independent power production, the marketing of independent power production and the development of renewable generation. CMS Energy manages its businesses by the nature of services each provides and operates principally in three business segments: electric utility, gas utility, and enterprises, its non-utility operations and investments. CMS Energy’s principal executive offices are located at One Energy Plaza, Jackson, Michigan 49201, and CMS Energy’s telephone number is (517) 788-0550.

Recent Developments

On August 28, 2018, the MPSC approved a settlement agreement in Consumers’ gas rate case, increasing natural gas rates by approximately $10.6 million annually, effective on or after September 1, 2018. The settlement was based upon a rate of return on common equity of 10.0%.

The Offering

The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For additional information concerning the Notes, see “Description of the Notes”.

Issuer	CMS Energy Corporation.

Securities Offered

$250,000,000 aggregate principal amount ($37,500,000 aggregate principal amount if the underwriters exercise their over-allotment option in full) of 5.875% Junior Subordinated Notes due 2078 (the “Notes”) to be issued under the indenture dated as of June 1, 1997 between us and The Bank of New York Mellon, as trustee (the “trustee”), as amended and supplemented from time to time, including as supplemented by a supplemental indenture thereto establishing the terms of the Notes to be dated as of September 26, 2018 (collectively, the “indenture”). The indenture is referred to in the accompanying prospectus as the Subordinated Debt Indenture.

Maturity	The Notes will mature on October 15, 2078, unless earlier redeemed.

Interest Rate	The Notes will bear interest at 5.875% per annum. See “Interest Deferral” below.

Interest Payment Dates	Interest on the Notes is payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2019, unless deferred as described below.

Interest Deferral

We may, on one or more occasions, defer the quarterly interest payments on the Notes for up to 40 consecutive quarterly periods, unless an event of default under the Notes has occurred and is continuing. In other words, we may declare at our discretion up to a ten year interest payment moratorium on the Notes and may choose to do that on more than one occasion. We may also elect to shorten the length of any deferral period. Interest payments cannot be deferred, however, beyond the maturity date of the Notes, nor can we begin a new interest deferral period until we have paid all accrued interest on the Notes from the previous deferral period. Any deferred interest on the Notes will accrue additional interest at an annual rate of 5.875%, compounded quarterly, to the extent permitted by law.

If we defer payments of interest on the Notes, the Notes will be treated at that time, solely for purposes of the original issue discount rules, as having been retired and reissued with original issue discount for United States federal income tax purposes. This means you would be required to include in your gross income for United States federal income tax purposes the deferred interest payments on your Notes (including interest thereon) before you receive cash interest payments, regardless of your regular method of accounting for United States federal income tax purposes. For more information about the tax consequences you may have if payments of interest are deferred, see “Material United States Federal Income Tax Considerations – U.S. Holders – Exercise of Deferral Option” below. We have no current intention of exercising our right to defer interest payments on the Notes.

Certain Restrictions during an Optional Deferral Period	During any period in which we defer interest payments on the Notes, neither we nor our majority-owned subsidiaries will do any of the following, with certain limited exceptions:

•                  declare or pay any dividend or distribution on CMS Energy Corporation capital stock;

•                  redeem, purchase, acquire or make a liquidation payment with respect to any CMS Energy Corporation capital stock;

•                  make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any CMS Energy Corporation indebtedness that is equal in right of payment with or junior in right of payment to the Notes; or

•                  make any guarantee payments with respect to any CMS Energy Corporation guarantee of indebtedness of our subsidiaries or any other party that is equal in right of payment with or junior in right of payment to the Notes.

Use of Proceeds

We estimate that the net proceeds from the sale of the Notes, after deducting the underwriting discount but before deducting estimated offering expenses, will be $243,936,537.50 (assuming no exercise of the underwriters’ over-allotment option). We intend to use the net proceeds of the offering of the Notes to redeem a portion of our 6.25% Senior Notes due February 1, 2020, of which $300,000,000 aggregate principal amount is outstanding, and for general corporate purposes. See “Use of Proceeds”.

Ranking

The Notes will be our unsecured junior obligations and will rank subordinate and junior in right of payment to all of CMS Energy Corporation’s existing and future senior indebtedness. The Notes will rank equal in right of payment with CMS Energy Corporation’s outstanding $200 million aggregate principal amount of junior subordinated notes and any future pari passu junior subordinated notes we may issue from time to time. The Notes are CMS Energy Corporation’s obligations exclusively and are not the obligations of any of our subsidiaries. Because we are a holding company, our obligations on the Notes will be effectively subordinated to existing and future indebtedness and other liabilities of our subsidiaries. As of June 30, 2018, CMS Energy Corporation had outstanding approximately $2.8 billion aggregate principal amount of senior indebtedness (secured and unsecured), and CMS Energy Corporation’s subsidiaries had outstanding approximately $7.5 billion aggregate principal amount of indebtedness, all of which would be effectively senior to the Notes. See “Description of the Notes – Ranking”.

Optional Redemption by CMS Energy

We may redeem the Notes at our option, in whole or in part, at any time on or after October 15, 2023 at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date. See “Description of the Notes – Optional Redemption”.

In addition, we may redeem the Notes at our option, in whole but not in part, at any time before October 15, 2023 if certain changes in tax laws, regulations or interpretations occur, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date. See “Description of the Notes – Redemption Following a Tax Event”.

We may also redeem the Notes at our option, in whole but not in part, at any time before October 15, 2023 if a rating agency makes certain changes in the equity credit criteria for securities such as the Notes. In this event, the redemption price will be equal to 102% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date. See “Description of the Notes – Redemption Following a Rating Agency Event”.

Form of Notes	One or more global securities held in the name of The Depository Trust Company (“DTC”) or its nominee in a minimum denomination of $25 and any integral multiple in excess thereof.

Trustee and Paying Agent	The Bank of New York Mellon.

Listing

The Notes will constitute a new series of securities with no established trading market. We will apply to list the Notes for trading on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the Notes are first issued.

Trading

The Notes are expected to trade “flat”, meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Notes that is not included in the trading price. No assurance can be given as to the liquidity of or trading market for the Notes.

Risk Factors

You should carefully consider each of the factors referred to or as described in the section of this prospectus supplement entitled “Risk Factors” starting on page S-9, the “Risk Factors” and “Forward-Looking Statements and Information” sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the “Forward-Looking Statements and Information” section in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018 before purchasing any Notes.

Summary Historical Consolidated Financial Data

The following summary historical consolidated financial data for the fiscal years ended December 31, 2017, 2016, 2015, 2014 and 2013 have been derived from our audited consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm. The following summary historical consolidated financial data for the six months ended June 30, 2018 and 2017 have been derived from our unaudited consolidated financial statements. The financial information set forth below is qualified by and should be read in conjunction with our consolidated financial statements, related notes and other financial information also incorporated by reference in this prospectus supplement. See “Where You Can Find More Information”. Operating results for the six months ended June 30, 2018 are not necessarily indicative of results that may be expected for the entire year ending December 31, 2018.

	Six Months Ended
	June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(Unaudited)
	(Dollars in millions except per share amounts and ratios)
Income Statement Data:
Operating revenue	$3,445	$3,278	$6,583	$6,399	$6,456	$7,179	$6,566
Operating expenses (a)	2,827	2,649	5,245	5,143	5,278	6,067	5,364
Operating income (a)	618	629	1,338	1,256	1,178	1,112	1,202
Income from equity method investees	7	7	15	13	14	15	13
Net income	381	292	462	553	525	479	454
Income attributable to noncontrolling interests	1	1	2	2	2	2	2
Net income available to common stockholders	380	291	460	551	523	477	452
Earnings per average common share – Basic	$1.35	$1.04	$1.64	$1.99	$1.90	$1.76	$1.71
Earnings per average common share – Diluted	1.35	1.04	1.64	1.98	1.89	1.74	1.66
Dividends declared per common share	0.72	0.67	1.33	1.24	1.16	1.08	1.02

Balance Sheet Data (At Period End Date):
Cash and cash equivalents	$477	$418	$182	$235	$266	$207	$172
Restricted cash and cash equivalents	17	17	17	19	19	37	32
Total plant, property & equipment	17,237	16,119	16,761	15,715	14,705	13,412	12,246
Total assets (a)	23,312	21,867	23,050	21,622	20,299	19,143	17,249
Long-term debt, excluding current portion (a)	9,272	9,091	9,123	8,640	8,400	7,974	7,060
Non-current portion of capital leases and financing obligation	81	99	91	110	118	123	138
Notes payable	—	—	170	398	249	60	170
Other liabilities (a)	9,250	8,191	9,188	8,184	7,557	7,279	6,390
Noncontrolling interests	37	37	37	37	37	37	37
Common stockholders’ equity	4,672	4,449	4,441	4,253	3,938	3,670	3,454

Cash Flow or Other Data:
Cash Flow:
Net cash provided by operating activities (a)	$1,416	$1,119	$1,705	$1,629	$1,640	$1,481	$1,448
Net cash used in investing activities (a)	(1,008)	(806)	(1,868)	(1,915)	(2,064)	(1,898)	(1,531)
Net cash provided by (used in) financing activities (a)	(111)	(129)	110	255	463	462	162
Ratio of earnings to fixed charges (b)	2.82	2.81	2.88	2.75	2.87	2.68	2.78

(a)         Certain prior period amounts have been adjusted as required to reflect the implementation of new accounting standards.

(b)         For purposes of computing the ratio, earnings represent the sum of income from continuing operations before income taxes and income from equity method investees, net interest charges and the estimated interest portions of lease rentals, plus distributed income of equity method investees.

RISK FACTORS

An investment in the Notes involves a significant degree of risk. You should consider carefully the following risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the factors listed in “Forward-Looking Statements and Information” as well as the “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the factors listed in “Forward-Looking Statements and Information” contained in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018, each of which is incorporated by reference into this prospectus supplement, before you decide to purchase the Notes. This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference or that are deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, and other written and oral statements that we make, contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995 and relevant legal decisions. Our intention with the use of words such as “might”, “may”, “could”, “should”, “anticipates”, “believes”, “estimates”, “expects”, “intends”, “plans”, “projects”, “forecasts”, “predicts”, “assumes” and other similar words is to identify forward-looking statements that involve risk and uncertainty. We have no obligation to update or revise any forward-looking statements regardless of whether new information, future events or any other factors affect the information contained in the statements. The risks and uncertainties described below and those incorporated from the referenced Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are not the only ones we may confront. Additional risks and uncertainties not currently known to us or that we currently deem not material also may impair our business operations. If any of those risks actually occur, our business, financial condition, operating results, cash flow and prospects could be materially adversely affected. This section contains forward-looking statements.

Our obligations under the Notes are subordinated to any existing and future CMS Energy Corporation senior indebtedness and are effectively subordinated to existing and future indebtedness and other liabilities of our subsidiaries.

The Notes will be general and unsecured obligations of CMS Energy Corporation only and will rank subordinate and junior in right of payment to all of CMS Energy Corporation’s existing and future senior indebtedness. This means that we cannot make payments on the Notes if we are in payment default on any of our senior indebtedness. In the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay our senior obligations in full before any payments may be made to holders of the Notes.

In addition, because we are a holding company, our obligations on the Notes will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. None of our subsidiaries has any obligation with respect to the Notes. The Notes do not restrict us or our subsidiaries from incurring additional indebtedness or other liabilities to which the Notes will be effectively subordinated.

As of June 30, 2018, CMS Energy Corporation had outstanding approximately $2.8 billion aggregate principal amount of senior indebtedness (secured and unsecured), and our subsidiaries had outstanding approximately $7.5 billion aggregate principal amount of indebtedness, all of which would be effectively senior to the Notes. There is no limitation on the ability of us or our subsidiaries to incur additional indebtedness or other liabilities to which the Notes will be effectively subordinated.

We may defer payment on the Notes, which may result in adverse tax and market consequences.

As long as the Notes are not in default, we have the right on one or more occasions to defer paying interest on the Notes for up to 40 consecutive quarterly periods. Although interest will accrue on deferred interest payments, we believe it is likely that the market value of the Notes will decline whenever payments are deferred. In the event of these deferrals, under applicable United States federal income tax laws, you will be required to accrue interest income in respect of the Notes using a constant yield method, regardless of your regular method of tax accounting, before you receive any cash payment attributable to that income. Also, if you sell your Notes prior to a record date for an interest payment date during the deferral period, you will never receive the cash from us related to the deferred amounts you reported for United States federal income tax purposes. In addition, it is possible that any sale price received during a deferral period will not fully reflect accrued but unpaid interest. Furthermore, as a result of our ability to defer payments, the market price of the Notes may be more volatile than other debt securities that do not have a deferral option. The covenants that we have entered into in connection with this offering generally prohibit us from paying distributions to the holders of our common stock or to holders of any other equity interests or making payments to holders of our junior or pari passu obligations while payments on the Notes are deferred, and we have no present intention to defer any payments on the Notes. Nonetheless, deferrals may occur during the term of the Notes, and, if they do, they may have the adverse tax and market price consequences described in this paragraph.

We may choose to redeem the Notes prior to maturity.

We may redeem all or a portion of the Notes at our option any time on or after October 15, 2023 at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest. In addition, we may redeem the Notes at our option, in whole but not in part, at any time before October 15, 2023 if certain changes in tax laws, regulations or interpretations occur, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon. We may also redeem the Notes at our option, in whole but not in part, at any time before October 15, 2023 if a rating agency makes certain changes in the equity credit criteria for securities such as the Notes. In this event, the redemption price will be 102% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon. If prevailing interest rates are lower at the time of redemption, holders of the Notes to be redeemed may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Notes being redeemed.

Holders of the Notes will have limited rights of acceleration.

The trustee and holders of the Notes may accelerate payment of the principal of the Notes only upon the occurrence and continuation of certain events of default, subject to the conditions in the indenture. Events of default under the indenture with respect to the Notes only relate to failure to pay interest within 30 days after it is due (except for permitted deferrals of interest payments), failure to pay principal of the Notes when due, or certain events of bankruptcy, insolvency or reorganization relating to CMS Energy Corporation. The trustee and holders of the Notes will not have the right to accelerate payment of the principal of the Notes upon the breach of other covenants in the indenture. See “Description of the Notes – Events of Default” in this prospectus supplement.

We cannot provide assurance that an active trading market will develop for the Notes.

The Notes will constitute a new series of securities with no established trading market. We will apply to list the Notes for trading on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the Notes are first issued. The listing of the Notes will not necessarily ensure that an active trading market will be available for the Notes or that you will be able to sell your Notes at the price you originally paid for them or at the time you wish to sell them. Future trading prices of the Notes will also depend on many other factors, including, among other things, prevailing interest rates, the market for similar securities, our financial performance and other factors. Generally, the liquidity of, and trading market for, the Notes may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect that liquidity and trading independent of our financial performance and prospects.

The terms of the indenture and the Notes do not provide protection against certain significant events that could adversely impact a holder’s investment in the Notes.

Anyone evaluating the terms of the Notes should be aware that the terms of the indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on an investment in the Notes. In particular, the indenture for the Notes does not (except as specifically set forth in “Description of the Notes – Deferral of Interest Payments”):

•                       permit the holders of the Notes to require us to repurchase the Notes in the event we undergo a change of control or similar transaction;

•                       require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•                       limit our ability to incur indebtedness;

•                       restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the Notes with respect to the assets of our subsidiaries;

•                       restrict our ability to repurchase or prepay any of our other securities or indebtedness; or

•                       restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior in right of payment to the Notes.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Notes, after deducting the underwriting discount but before deducting estimated offering expenses, will be $243,936,537.50 (assuming no exercise of the underwriters’ over-allotment option). We intend to use the net proceeds of the offering of the Notes to redeem a portion of our 6.25% Senior Notes due February 1, 2020, of which $300,000,000 aggregate principal amount is outstanding, and for general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES

The ratios of earnings to fixed charges for the six months ended June 30, 2018 and each of the fiscal years ended December 31, 2013 through 2017 are as follows:

	Six Months Ended	Year Ended December 31,
	June 30, 2018	2017	2016	2015	2014	2013

Ratio of earnings to fixed charges: (a)	2.82	2.88	2.75	2.87	2.68	2.78

(a)      For purposes of computing the ratio, earnings represent the sum of income from continuing operations before income taxes and income from equity method investees, net interest charges and the estimated interest portions of lease rentals, plus distributed income of equity method investees.

See Exhibit 12.1 to CMS Energy’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018 for the items constituting earnings and fixed charges, including the estimated interest portion of lease rental in respect of fixed charges.

DESCRIPTION OF THE NOTES

The terms “CMS Energy”, “we”, “our” and “us”, as used in this section, refer only to CMS Energy Corporation and not to any of its subsidiaries.

General

The Notes will be issued as a series of junior subordinated securities under the indenture that is referred to in the accompanying prospectus as the Subordinated Debt Indenture, as supplemented by a supplemental indenture thereto establishing the terms of the Notes to be dated as of September 26, 2018 (the “supplemental indenture”). The Notes will be initially limited in aggregate principal amount to $250,000,000. The indenture permits us to “re-open” the offering of the Notes without the consent of the holders of the Notes. Accordingly, the principal amount of the Notes may be increased in the future on the same terms and conditions (except the price to the public, the date of original issuance and, if applicable, the initial interest accrual date and the first interest payment date) and with the same CUSIP number as the Notes being offered by this prospectus supplement, provided that such additional notes must be part of the same issue as the Notes offered hereby for U.S. federal income tax purposes or, if they are not part of the same issue for such purposes, such additional notes must be issued with a separate CUSIP number. The Notes offered by this prospectus supplement and any such additional notes will constitute a single series of debt securities. This means that, in circumstances where the indenture provides for the holders of notes to vote or take any action, the holders of the Notes offered by this prospectus supplement and the holders of any such additional notes will vote or take that action as a single class. The Notes will be subordinate in right of payment to our Senior Indebtedness (as defined below in “Subordination”).

We have granted the underwriters an option to purchase up to an additional $37,500,000 aggregate principal amount of Notes to cover over-allotments, if any, for 30 days following the date of this prospectus supplement.

We will apply to list the Notes for trading on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the Notes are first issued. The Notes are expected to trade “flat”, meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Notes that is not included in the trading price.

We may issue debt securities from time to time in one or more series under the indenture. There is no limitation on the amount of debt securities we may issue under the indenture. The indenture does not limit our ability to incur additional indebtedness. The covenants contained in the indenture would not necessarily afford holders of Notes protection in the event of a highly leveraged transaction or other transaction involving us that may adversely affect the holders. In addition, the indenture and the terms of the Notes do not permit the holders of Notes to require us to repurchase the Notes in the event we undergo a change of control or similar transaction.

The statements herein concerning the Notes and the indenture are a summary and do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the indenture, including the supplemental indenture, which are incorporated herein by this reference. They make use of defined terms and are qualified in their entirety by express reference to the indenture, including the supplemental indenture, a copy of which will be made available upon request to the trustee.

Ranking

The Notes will be our unsecured obligations and will rank subordinate and junior in right of payment, to the extent set forth in the indenture, to all of our existing and future senior indebtedness, as defined below, which may include senior indebtedness issued under the indenture. The Notes will rank equal in right of payment with our outstanding $200 million aggregate principal amount of junior subordinated notes and any future pari passu junior subordinated notes we may issue from time to time. Because we are a holding company, our obligations on the Notes will be effectively subordinated to the existing and future indebtedness and other liabilities of our subsidiaries.

CMS Energy is a holding company that conducts substantially all of its operations through its subsidiaries. Its only significant assets are the capital stock of its subsidiaries, and its subsidiaries generate substantially all of its operating income and cash flow. As a result, dividends or advances from its subsidiaries are the principal source of funds necessary to meet its debt service obligations. Contractual provisions or laws, as well as its subsidiaries’ financial condition and operating requirements, may limit CMS Energy’s ability to obtain cash from its subsidiaries that it may require to pay its debt service obligations, including payments on the Notes. In addition, the Notes will be effectively subordinated to all of the liabilities of CMS Energy’s subsidiaries with regard to the assets and earnings of CMS Energy’s subsidiaries. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, loans or other payments. CMS Energy’s rights and the rights of its creditors, including holders of Notes, to participate in the distribution of assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to prior claims of the subsidiaries’ creditors, including trade creditors.

As of June 30, 2018, CMS Energy had outstanding approximately $2.8 billion aggregate principal amount of senior indebtedness (secured and unsecured), and CMS Energy’s subsidiaries had outstanding approximately $7.5 billion aggregate principal amount of indebtedness, all of which would be effectively senior to the Notes.

Subordination

The Notes are our unsecured obligations and will rank subordinate and junior in right of payment in full, to the extent set forth in the indenture, to all Senior Indebtedness of CMS Energy. Because we are a holding company, our obligations on the Notes will be effectively subordinated to existing and future indebtedness and other liabilities of our subsidiaries.

If CMS Energy defaults in the payment of principal of, or interest or premium on, any Senior Indebtedness when it becomes due and payable or in the event any judicial proceeding is pending with respect to any such default, then, unless and until the default is cured or waived or ceases to exist, CMS Energy cannot make a payment with respect to the principal of, or interest or premium on, the Notes or acquire any Notes. In addition, upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, CMS Energy cannot make a payment with respect to the principal of, or interest or premium on, the Notes or acquire any Notes unless and until all principal of, and interest and premium on, such Senior Indebtedness has been paid in full or such payment has been duly provided for in cash in a manner satisfactory to the holders of such Senior Indebtedness. The provisions of the indenture described in this paragraph, however, do not prevent CMS Energy from making payments in CMS Energy capital stock or in warrants, rights or options to acquire CMS Energy capital stock.

If there is any dissolution, winding up, liquidation, reorganization, bankruptcy, insolvency or similar proceeding with respect to CMS Energy, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment (or any distribution of assets, in cash, property or securities) may be made to any holders of the Notes. The consolidation of CMS Energy with, or the merger of CMS Energy into, another corporation or the liquidation or dissolution of CMS Energy following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in the indenture (see “Limitation on Consolidation, Merger and Sales”) shall not be deemed a dissolution, winding up, liquidation or reorganization for purposes of the subordination provisions of the indenture, if such other corporation, as part of such consolidation, merger, conveyance or transfer, complies with the conditions under the indenture.

If the trustee or any holder of Notes receives any payment or distribution on account of the Notes after the occurrence of an event described in the prior two paragraphs but before all of such affected Senior Indebtedness is paid in full (or any applicable declaration of acceleration thereof shall have been rescinded or annulled or any applicable such payment default shall have been cured or waived or cease to exist), then that payment or distribution shall be paid over and delivered to the holders of our Senior Indebtedness at the time outstanding until such Senior Indebtedness is paid in full (other than money or government obligations previously deposited in trust with the trustee in connection with the satisfaction and discharge of the indenture).

The holders of the Notes will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full.

The holders of our Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the trustee or the holders of the Notes, without impairing or releasing the subordination provided in the indenture:

•                       change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;

•                       sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;

•                       release any person liable in any manner for the collection for such Senior Indebtedness; or

•                       exercise or refrain from exercising any rights against CMS Energy and any other person.

The failure to make a payment on account of principal of or interest or premium on the Notes by reason of the subordination provisions of the indenture shall not be construed as preventing the occurrence of an event of default with respect to the Notes. The failure to make any payment on the Notes due to the subordination provisions in the indenture shall not impair the absolute and unconditional obligation of CMS Energy to pay to the holders of the Notes the principal of, and interest and premium on, the Notes as and when the same shall become due and payable in accordance with their terms. Nothing in the indenture (i) is intended to or shall affect the relative rights of the holders of Notes and the creditors of CMS Energy other than holders of Senior Indebtedness or (ii) shall prevent the trustee or any holder of Notes from exercising all remedies otherwise permitted by applicable laws upon default, subject to the rights of holders of Senior Indebtedness in respect of cash, property or securities of CMS Energy received upon exercise of such remedy.

We have amended the indenture to revise the definition of “Senior Indebtedness” that appears under “Description of Securities – CMS Energy – Subordinated Debt Securities” in the accompanying prospectus. With respect to the Notes, “Senior Indebtedness” means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the indenture or thereafter incurred, created or assumed:

•                       indebtedness of CMS Energy for money borrowed by CMS Energy or evidenced by debentures, notes, bankers’ acceptances or other corporate debt securities, or similar instruments issued by CMS Energy (in each case, other than the Notes or any other subordinated debt securities);

•                       all capital lease obligations of CMS Energy;

•                       all obligations of CMS Energy issued or assumed as the deferred purchase price of property, all conditional sale obligations of CMS Energy and all obligations of CMS Energy under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•                       obligations with respect to letters of credit;

•                       all indebtedness of others of the type referred to in the four preceding bullet points assumed by or guaranteed in any manner by CMS Energy or in effect guaranteed by CMS Energy;

•                       all obligations of the type referred to in the five preceding bullet points of other persons secured by any lien on any property or asset of CMS Energy (whether or not such obligation is assumed by CMS Energy) (subject to certain exceptions); or

•                       renewals, extensions or refundings of any of the indebtedness referred to in the preceding six bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Notes (or any other subordinated debt securities).

The indenture does not limit the total amount of Senior Indebtedness that may be issued.

Payment and Maturity

The Notes will mature on October 15, 2078 unless earlier redeemed. The Notes will bear interest at a rate of 5.875% per year. At maturity, CMS Energy will pay the aggregate principal amount of the Notes then outstanding. Each Note will bear interest from the original date of issue. Interest is payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2019, and at the date of maturity, subject to deferral as described below under “Deferral of Interest Payments”. We will pay interest to holders of record at 5:00 p.m., New York City time, in whose name the applicable Note is registered at the close of business on the date (whether or not such day is a business day) fifteen calendar days immediately preceding the applicable interest payment date, except that interest payable at stated maturity shall be paid to the person or entity to whom the principal amount is paid. Interest payable on any interest payment date or on the date of maturity will be the amount of interest accrued from and including the date of original issuance or from and including the most recent interest payment date on which interest has been paid or duly made available for payment to, but not including, such interest payment date or the date of maturity, as the case may be. So long as the Notes are in book-entry form, principal of and premium and interest on the Notes will be payable, and the Notes may be transferred, only through the facilities of DTC. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period shorter than a quarter, on the basis of the actual number of days elapsed per 30-day month.

“Business day” means any day on which banking institutions in New York, New York are not authorized or required by law or regulation to close. In any case where any interest payment date, redemption date or maturity date of any Note shall not be a business day at any place of payment, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or maturity date, and no interest shall accrue on the amount so payable for the period from and after such interest payment date, redemption date or maturity date, as the case may be, to such business day.

Registration, Transfer and Exchange

The Notes will be initially issued in the form of one or more notes in registered, global form, without coupons, in denominations of $25 and integral multiples in excess thereof as described under “Book-Entry System” below. The global Notes will be registered in the name of the nominee of DTC. Except as described under “Book-Entry System” below, owners of beneficial interests in a global Note will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of any such Note and will not be considered the registered holder thereof under the indenture.

Optional Redemption

The Notes will be redeemable at CMS Energy’s option, in whole or in part, at any time and from time to time, on or after October 15, 2023 at a redemption price equal to 100% of the principal amount of such Notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date.

In addition, the Notes will be redeemable at CMS Energy’s option, at any time before October 15, 2023, in whole but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event (as defined below). In such case, the redemption price will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date. See “Redemption Following a Tax Event” below.

The Notes will also be redeemable at CMS Energy’s option, at any time before October 15, 2023, in whole but not in part, at any time within 90 days following the conclusion of any review or appeal process instituted by us following the occurrence and continuation of a Rating Agency Event (as defined below). In such case, the redemption price will be equal to 102% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date. See “Redemption Following a Rating Agency Event” below.

If less than all of the Notes are to be redeemed and (i) the Notes are in global form, the interests in the Notes to be redeemed shall be selected for redemption by DTC in accordance with DTC’s standard procedures therefor, and (ii) the Notes are in definitive form, the Notes to be redeemed shall be selected by lot. Notice of redemption shall be delivered not less than 10 nor more than 60 days prior to the date fixed for redemption to the holders of the Notes to be redeemed (which, as long as the Notes are held in the book-entry only system, will be DTC (or its nominee) or a successor depositary (or the successor’s nominee)); provided, however, that the failure to duly deliver such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of the Notes as to which there shall have been no such failure or defect. On and after the date fixed for redemption (unless CMS Energy shall default in the payment of the Notes or portions thereof to be redeemed at the applicable redemption price, together with accrued and unpaid interest, if any, thereon to, but not including, such date), interest on the Notes or the portions thereof so called for redemption shall cease to accrue.

Redemption Following a Tax Event

We will have the right to redeem the Notes, at any time before October 15, 2023, in whole but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date. A “Tax Event” means that CMS Energy has received an opinion of nationally recognized independent tax counsel experienced in such matters at any time after the occurrence of any of the events set forth below to the effect that, as a result of:

•                       any amendment to or change or announced proposed change in the laws or regulations of the United States or any of its political subdivisions or taxing authorities affecting taxation;

•                       any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority; or

•                       any official administrative interpretation or official administrative pronouncement that provides for a position with respect to those laws or regulations that differs from the generally accepted position on the date the Notes are issued;

which amendment or change becomes effective or proposed change, pronouncement, interpretation, action or decision is announced on or after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable on the Notes is not or within 90 days of the date of the opinion would not be currently deductible as such interest accrues, in whole or in part, by us for United States federal income tax purposes.

Our right to redeem the Notes due to a Tax Event is subject to the condition that, if we have the opportunity to eliminate a Tax Event, within 90 days following the occurrence and continuation of such Tax Event, by taking some ministerial action (a “ministerial action”), such as filing a form or making an election, or pursuing some other similar reasonable measure that will have no adverse effect on us or the holders of the Notes and will involve no material cost, we will pursue such measures in lieu of redemption. We cannot redeem the Notes while we are pursuing any such ministerial action.

Redemption Following a Rating Agency Event

We will have the right to redeem the Notes, at any time before October 15, 2023, in whole but not in part, at any time within 90 days following the conclusion of any review or appeal process instituted by us at any time following the occurrence and continuation of a Rating Agency Event, at a redemption price equal to 102% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date.

“Rating Agency Event” means a change in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (sometimes referred to in this prospectus supplement as a “rating agency”) that currently publishes a rating for us in assigning equity credit to securities such as the Notes, as such methodology is in effect on the date of issuance of this prospectus supplement (the “current criteria”), which change results in (i) any shortening of the length of time for which equity credit pertaining to the Notes would have been in effect had the current methodology not been changed or (ii) a lower equity credit being assigned by such rating agency to the Notes as of the date of such change than the equity credit that would have been assigned to the Notes as of the date of such change by such rating agency pursuant to its current criteria.

Deferral of Interest Payments

So long as there is no event of default under the indenture with respect to the Notes, we may defer interest payments on the Notes for a period of up to 40 consecutive quarterly periods (each such period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the maturity of the Notes. During this period, the interest on the Notes will still accrue at an annual rate of 5.875%. In addition, interest on the deferred interest will accrue at an annual rate of 5.875%, compounded quarterly, to the extent permitted by law.

Before the end of any Optional Deferral Period that is shorter than 40 consecutive quarterly periods, we may further defer the period, so long as the entire Optional Deferral Period does not exceed 40 consecutive quarterly periods or extend beyond the maturity or redemption date, if earlier, of the Notes. We may also elect to shorten the length of any Optional Deferral Period. Once we have paid all accrued and unpaid interest on the Notes after the conclusion of any Optional Deferral Period, we may elect to begin a new Optional Deferral Period.

If we defer payment on the Notes or there has occurred and is continuing an event of default applicable to the Notes or any event of which we have actual knowledge that is, or with the giving of notice or the lapse of time, or both, would be an event of default applicable to the Notes, neither we nor our majority-owned subsidiaries may:

•                       declare or pay any dividend or distribution on CMS Energy capital stock;

•                       redeem, purchase, acquire or make a liquidation payment with respect to any CMS Energy capital stock;

•        make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any CMS Energy indebtedness that is equal in right of payment with or junior in right of payment to the Notes; or

•        make any guarantee payments with respect to any CMS Energy guarantee of indebtedness of our subsidiaries or any other party that is equal in right of payment with or junior in right of payment to the Notes.

However, during an Optional Deferral Period or such event of default described above, we may:

•        pay dividends or distributions payable solely in shares of our capital stock or rights to acquire, repurchase or redeem our capital stock;

•        declare any dividend in connection with the implementation of a plan providing for the issuance by us to all holders of our capital stock of rights entitling them to subscribe for or purchase such capital stock, which rights (1) are deemed to be transferred with such capital stock, (2) are not exercisable and (3) are also issued in respect of future issuances of capital stock, in each case until the occurrence of a specified event or events (a “Rights Plan”);

•        issue any of our shares of capital stock under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan;

•        reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

•        purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

•        purchase or acquire capital stock related to the issuance of capital stock or rights under our dividend reinvestment plan or any of our benefit plans for our directors, officers, employees, consultants or advisors.

We will give the holders of the Notes and the trustee notice of our election or any shortening or extension of the Optional Deferral Period at least ten business days prior to the earlier of (i) the next succeeding interest payment date or (ii) the date upon which we are required to give notice to the New York Stock Exchange or any applicable self-regulatory organization or to holders of the Notes of the record or payment date of the related interest payment.

Sinking Fund Requirement

The Notes will not have the benefit of any sinking fund or be subject to redemption at the option of the holder.

Limitation on Consolidation, Merger and Sales

Under the terms of the indenture or the Notes, nothing shall prevent any consolidation or merger of CMS Energy with or into any other person or persons (whether or not affiliated with CMS Energy), or successive consolidations or mergers in which CMS Energy or its successor or successors shall be a party or parties, or shall prevent any conveyance, transfer or lease of the property of CMS Energy as an entirety or substantially as an entirety, to any other person (whether or not affiliated with CMS Energy); provided, however, that:

•        in case CMS Energy shall consolidate with or merge into another person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, the entity formed by such consolidation or into which CMS Energy is merged or the person that acquires by conveyance or transfer, or that leases, the properties and assets of CMS Energy as an entirety or substantially as an entirety shall be a corporation or a limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture (or indentures, if at such time there is more than one trustee) supplemental to the indenture, executed by the successor person and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on the Notes and the performance of every obligation in the indenture and the Notes on the part of CMS Energy to be performed or observed;

•        immediately after giving effect to such transaction, no event of default or event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•        either CMS Energy or the successor person shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the provisions of the indenture and all conditions precedent therein relating to such transaction.

Upon any consolidation by CMS Energy with or merger of CMS Energy into any other person or any conveyance, transfer or lease of the properties and assets of CMS Energy substantially as an entirety to any person as described above, the successor person formed by such consolidation or into which CMS Energy is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, CMS Energy under the indenture with the same effect as if such successor person had been named as CMS Energy therein; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the indenture and the Notes.

An assumption by any person of CMS Energy’s obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Events of Default

The occurrence of any of the following events with respect to the Notes will constitute an “event of default” with respect to the Notes, instead of the events of default described in the accompanying prospectus:

•        default in the payment of any interest on any of the Notes when it becomes due and payable, and continuance of such default for a period of 30 days (except for the deferral of interest payments as discussed above in “Deferral of Interest Payments”);

•        default in the payment when due and payable of any of the principal of or the premium, if any, on any of the Notes; or

•        certain events of bankruptcy, insolvency or reorganization relating to CMS Energy.

With respect to the Notes, a failure to comply with other covenants under the indenture does not constitute an event of default. This “Events of Default” description supersedes the description set forth under the caption “Description of Securities – CMS Energy – CMS Energy Debt Securities – Events of Default” in the accompanying prospectus.

If any event of default on the Notes shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of all of the Notes and the premium, if any, thereon and interest, if any, accrued thereon to be due and payable immediately.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of the holders of the Notes, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for indemnity and certain other limitations contained in the indenture, the holders of a majority in aggregate principal amount of the securities of each affected series then outstanding (voting as one class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the securities of such affected series.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration if:

•        we have paid (or deposited with the trustee a sum sufficient to pay): (i) all overdue interest on all Notes; (ii) the principal amount of any Notes that have become due otherwise than by such declaration of acceleration; (iii) to the extent that payment of such interest is lawful, interest upon overdue interest; and (iv) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•        all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest that have become due by such declaration of acceleration, have been cured or waived.

The indenture provides that no holders of Notes may institute any action against CMS Energy under the indenture (except actions for payment of overdue principal, premium or interest) unless such holder previously shall have given to the trustee written notice of default and continuance thereof and unless the holders of not less than 25% in aggregate principal amount of securities of each affected series then outstanding (voting as one class) shall have requested the trustee to institute such action and shall have offered the trustee reasonable indemnity against costs, expenses and liabilities, the trustee shall not have instituted such action within 60 days of such request and the trustee shall not have received direction inconsistent with such request by the holders of a majority in aggregate principal amount of the securities of each affected series then outstanding (voting as one class).

The indenture requires CMS Energy to furnish to the trustee annually a statement as to CMS Energy’s compliance with all conditions and covenants under the indenture. The indenture provides that the trustee may withhold notice to the holders of the Notes of any default affecting such Notes (except defaults as to payment of principal of, or premium or interest on, the Notes) if it considers such withholding to be in the interests of the holders of the Notes.

Modification and Waiver

CMS Energy and the trustee may enter into supplemental indentures without the consent of the holders of the Notes to:

•        establish the form and terms of any series of securities under the indenture;

•        secure the Notes;

•        provide for the assumption of our obligations to the holders of the Notes in the event of a merger or consolidation, or conveyance, transfer or lease of our property substantially as an entirety;

•        surrender any right or power conferred upon us;

•        add to our covenants (and related events of default) for the benefit of the holders of the Notes;

•        correct any mistake, cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the indenture (including any supplemental indenture); provided, that such modification or amendment does not adversely affect the interests of the holders of the Notes in any material respect; provided, further, that any amendment made solely to conform the provisions of the indenture to the description of the Notes contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders of the Notes;

•        make any provision with respect to matters or questions arising under the indenture that we may deem necessary or desirable and that shall not be inconsistent with provisions of the indenture; provided, that such change or modification does not, in the good faith opinion of CMS Energy, adversely affect the interests of the holders of the Notes in any material respect;

•        comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•        add guarantees of obligations under the Notes;

•        provide for a successor trustee;

•        modify, amend or replace, in whole or in part, the subordination provisions of the indenture in connection with the creation and issuance of any junior subordinated notes of any series (but not with respect to any outstanding junior subordinated notes expressly made subject to the subordination provisions of the indenture);

•        add any additional events of default with respect to all or any series of securities under the indenture;

•        change or eliminate any other provisions of the indenture to such extent as shall be necessary or desirable to permit or facilitate the issuance, legending, registration, transfer or exchange, redemption or repurchase of securities under the indenture in the form of global securities, including to comply with the rules, practices and procedures of DTC (and related procedures);

•        change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no security outstanding under the indenture of any series created prior to the execution of the supplemental indenture effecting such change or elimination which is entitled to the benefit of such provision (or such change or elimination only applies to a new series of securities being established or created); and

•        provide for or confirm the issuance of additional securities of any series in accordance with the terms of the indenture.

CMS Energy and the trustee, with the consent of the holders of a majority in total principal amount of securities of all series, including the Notes, then outstanding and affected (voting as one class), may change in any manner the provisions of the indenture or modify in any manner the rights of the holders of the securities of each such affected series. CMS Energy and the trustee may not, without the consent of the holders of each Note affected, enter into any supplemental indenture to:

•        change the time of payment of the principal;

•        reduce the principal amount of such Note;

•        reduce the rate or change the time of payment of interest on such Note;

•        impair the right to institute suit for the enforcement of any payment on any Note when due;

•        change the currency in which any Note is payable;

•        reduce the amount payable on the redemption of the Notes; or

•        subject to specified exceptions, modify certain provisions of the indenture relating to modification of the indenture or waiver under the indenture.

In addition, no such modification may reduce the percentage in principal amount of the securities of the affected series, the consent of whose holders is required for any such modification or for any waiver provided for in the indenture.

Prior to the acceleration of the maturity of any security, the holders, voting as one class, of a majority in total principal amount of the securities with respect to which a default or event of default shall have occurred and be continuing may on behalf of the holders of all such affected securities waive any past default or event of default and its consequences, except:

•        our failure to pay principal of or interest on any securities when due; or

•        a default or an event of default in respect of a covenant or provision of the indenture or of any security that cannot be modified or amended without the consent of the holders of each security affected.

Discharge of the Indenture

The indenture provides that, at the option of CMS Energy, CMS Energy will be discharged from all obligations under the indenture and the indenture shall cease to be of further effect (except for certain obligations, including to register the transfer of or exchange the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to maintain the trust described below) if:

(i)      all the Notes that have not been paid in full and delivered to the trustee for cancellation shall have become due and payable, or by their terms become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee;

(ii)     CMS Energy irrevocably deposits in trust with the trustee money and/or securities backed by the full faith and credit of the United States that, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal and interest on the Notes on each date that such principal or interest, if any, is due in accordance with the terms thereof;

(iii)    CMS Energy has paid all other sums payable under the indenture; and

(iv)    the trustee receives an officers’ certificate and opinion of counsel stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Payment

Payments of principal of and any interest and premium on the Notes will be made at the office or agency of the trustee at its designated office.

Repurchase and Cancellation

We may, to the extent permitted by law, repurchase any Notes in the open market or by tender offer at any price or by private agreement. Any Notes repurchased by us may, at our option, be surrendered to the trustee for cancellation. Any Notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

The Trustee

The Bank of New York Mellon is the trustee, paying agent and registrar for the Notes under the indenture. CMS Energy and its affiliates maintain depositary and other normal banking relationships with The Bank of New York Mellon.

Governing Law

The indenture, including the supplemental indenture, and the Notes will be governed by, and construed in accordance with, the laws of the State of Michigan unless the laws of another jurisdiction shall mandatorily apply, except that the rights, duties and obligations of the trustee under the indenture are governed and construed in accordance with the laws of the State of New York.

Book-Entry System

The Notes will be evidenced by one or more global Notes. We will deposit the global Notes with or on behalf of DTC and register the global Notes in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global Note may be transferred, in whole or in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global Note may be held through organizations that are participants in DTC (called “participants”). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global Notes to such persons may be limited.

Beneficial interests in a global Note held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global Note, Cede & Co. for all purposes will be considered the sole holder of such global Note. Holders of the Notes may elect to hold interests in a global Note through DTC, through Clearstream Banking, SA (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on DTC’s books. Except as provided below, owners of beneficial interests in a global Note will:

•        not be entitled to have certificates registered in their names;

•        not receive physical delivery of certificates in definitive registered form; and

•        not be considered holders of the global Notes.

We will pay principal of, premium, if any, and interest on, a global Note to Cede & Co., as the registered owner of the global Notes, by wire transfer of immediately available funds on the maturity date, any redemption date or each interest payment date, as the case may be. None of we, the trustee or any paying agent will be responsible or liable:

•        for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global Note; or

•        for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC has advised us that it will take any action permitted to be taken by a holder of the Notes only at the direction of one or more participants to whose account with DTC interests in the global Notes are credited, and only in respect of the principal amount of the Notes represented by the global Notes as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•        a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•        a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•        a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

If DTC at any time is unwilling or unable to continue as a depositary, defaults in the performance of its duties as depositary or ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, and a successor depositary is not appointed by us within 90 days, we will issue Notes in definitive form in exchange for the global securities relating to the Notes. In addition, we may at any time and in our sole discretion and subject to DTC’s procedures determine not to have the Notes or portions of the Notes represented by one or more global securities and, in that event, will issue individual Notes in exchange for the global security or securities representing the Notes. Further, if we so specify with respect to any Notes, an owner of a beneficial interest in a global security representing the Notes may, on terms acceptable to us and the depositary for the global security, receive individual Notes in exchange for the beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of Notes represented by the global security equal in principal amount to the beneficial interest, and to have the Notes registered in its name. Notes so issued in definitive form will be issued as registered Notes in denominations of $25 and integral multiples in excess thereof, unless otherwise specified by us.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly. Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (“Euroclear Operator”) under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions governing the use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law, which we refer to collectively as the “Terms and Conditions”. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no records of or relationship with persons holding through Euroclear participants.

We have provided the descriptions of the operations and procedures of Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of we, the trustee, the registrar or the paying agent takes any responsibility for these operations or procedures, and you are urged to contact Clearstream and Euroclear or their participants directly to discuss these matters.

Euroclear advises that investors that acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global Notes.

Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected through DTC in accordance with DTC’s rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within the established deadlines of such system.

Due to time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be changed or discontinued at any time. None of we, the trustee, the registrar or the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of the Notes by Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

None of we, the trustee, the registrar or the paying agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a discussion of the material U.S. federal income tax considerations applicable to an investment in the Notes by a purchaser of Notes in the offering at the issue price (which is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Notes are sold) that holds the Notes as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address any tax considerations that may apply to holders subject to special tax rules, such as financial institutions, banks, insurance companies, dealers in securities or currencies, persons that mark-to-market their securities, former U.S. citizens or long-term residents, life insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, regulated investment companies, persons subject to the alternative minimum tax, persons that hold Notes as a position in a straddle or as part of a hedging, constructive sale or conversion transaction for U.S. federal income tax purposes, or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar or that hold their Notes through a foreign broker or other foreign intermediary.

If a holder purchases Notes at a price other than the issue price, the amortizable bond premium, acquisition premium or market discount rules may also apply to such holder. This summary also does not deal with holders other than original purchasers who purchase the Notes upon original issuance at their original issue price.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Notes that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if (i) the administration of the trust is subject to the primary supervision of a court in the United States and for which one or more U.S. persons have the authority to control all substantial decisions or (ii) it has a valid election in effect to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partnerships and partners of partnerships that will hold Notes should consult their tax advisors.

As used herein, a “Non-U.S. Holder” is a beneficial owner of Notes that is not a U.S. Holder and is not a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

This summary is based on the Code, Treasury regulations promulgated under the Code and judicial and administrative interpretations thereof, all as in effect on the date hereof and all of which are subject to change, which change may be retroactive and may affect the tax consequences described herein.

This discussion is not intended to constitute a complete analysis of all tax considerations relevant to an investment in the Notes. It does not take into account the individual circumstances of any particular prospective investor, nor does it address any aspect of estate, generation-skipping or gift tax laws or of state, local or foreign tax laws. We strongly urge a holder to consult its own tax advisor for advice concerning the application of the U.S. federal tax laws to that holder’s particular situation, as well as any tax consequences arising under state, local or foreign tax laws.

Classification of the Notes

The determination of whether a security should be classified as indebtedness or equity for United States federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Notes described herein. We will receive an opinion of our counsel, Sidley Austin LLP, that under current law and based on the facts contained in this prospectus supplement, the terms of the indenture and the Notes, and certain assumptions stated in the opinion and representations relied upon in rendering the opinion, the Notes will be classified for United States federal income tax purposes as indebtedness of CMS Energy (although there is no controlling authority directly on point). The opinions of counsel are not binding on the Internal Revenue Service (“IRS”) or the courts. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus supplement. Accordingly, we cannot assure you that the IRS will not challenge the opinions described herein or that a court would not sustain such a challenge. If the IRS were to successfully challenge the classification of the Notes as indebtedness, interest payments on the Notes would be treated for United States federal income tax purposes as dividends to the extent of CMS Energy’s current or accumulated earnings and profits. In the case of Non-U.S. Holders, interest payments treated as dividends would be subject to withholding of United States income tax, except to the extent provided by an applicable income tax treaty. We agree, and by acquiring an interest in the Notes each beneficial owner of the Notes will agree, to treat the Notes as indebtedness for United States federal income tax purposes, and the remainder of this discussion assumes this treatment. You should consult your own tax advisors regarding the tax consequences that will arise if the Notes are not treated as indebtedness for United States federal income tax purposes.

U.S. Holders

Interest Income and Original Issue Discount

We have the option under certain circumstances to defer payments of interest on the Notes. Under the Treasury regulations relating to original issue discount (“OID”), a debt instrument is deemed to be issued with OID if there is more than a “remote” contingency that periodic stated interest payments due on the instrument will not be timely paid. We believe that the likelihood of our exercising the option to defer payment of stated interest is remote within the meaning of the Treasury regulations in part because our exercise of the option to defer payments of stated interest on the Notes would generally prevent us from:

•                       declaring or paying any dividend or distribution on CMS Energy capital stock;

•                       redeeming, purchasing, acquiring or making a liquidation payment with respect to any CMS Energy capital stock;

•                       making any payment of principal of or interest or premium, if any, on or repaying, repurchasing or redeeming any CMS Energy indebtedness that is equal in right of payment with or junior in right of payment to the Notes; or

•                       making any guarantee payments with respect to any CMS Energy guarantee of indebtedness of our subsidiaries or any other party that is equal in right of payment with or junior in right of payment to the Notes.

Similarly, if certain circumstances occur (see “Description of the Notes – Redemption Following a Rating Agency Event”), we will be obligated to pay amounts in excess of stated interest on or principal of the Notes. Such excess payments will not affect the amount of interest income that a U.S. Holder recognizes if there is only a remote likelihood that such payments will be made. We believe that the likelihood that we will make any such payments is remote.

Based on these positions, stated interest payments on the Notes should be includible in your ordinary income at the time that those payments are received or accrued, depending on your regular method of accounting for federal income tax purposes. Our determination that these contingencies are remote is binding on you unless you disclose your contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS. There can be no assurance that the IRS or a court will agree with these positions. The meaning of the term “remote” in the Treasury regulations has not yet been addressed in any rulings or other guidance by the IRS or any court. If the possibility of interest deferral were determined not to be remote, the Notes would be treated as issued with OID and all stated interest would be treated as OID as long as the Notes are outstanding. In that case, you would be required to accrue interest income on the Notes using a constant yield method before you actually receive any cash payment attributable to that interest, regardless of your regular method of accounting for federal income tax purposes. If the possibility of excess payments were determined not to be remote, the Notes could be treated as “contingent payment debt instruments”, in which case you would be required to accrue interest income on the Notes in excess of stated interest and treat as ordinary income rather than as capital gain any income realized on the taxable disposition of the Notes. In the event excess payments are made, it would likely affect the amount and timing of the income you recognize, even if your Notes are not redeemed. If you are paid any excess amounts, you will be required to recognize such amounts as income. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

Exercise of Deferral Option

Under the Treasury regulations, if we exercise our option to defer the payment of interest on the Notes, then the Notes will be treated as if they had been redeemed and reissued solely for OID purposes. Accordingly, all remaining interest payments on the Notes (including interest on deferred interest) would be treated as OID, which you would be required to accrue and include in taxable income on an economic accrual basis over the remaining term of the Notes, without regard to the time interest is actually paid on the Notes and without regard to your regular method of accounting for federal income tax purposes. The amount of OID income includible in your taxable income would be determined on the basis of a constant yield method over the remaining term of the Notes, and the actual receipt of future payments of stated interest on the Notes would no longer be separately reported as taxable income. The total amount of OID that would accrue during the deferred interest payment period would be approximately equal to the amount of the cash payment due at the end of that period.

Any OID included in income would increase your adjusted tax basis in your Notes, and your actual receipt of cash interest payments would reduce that adjusted tax basis.

Sale, Exchange or Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition, excluding any amounts attributable to accrued but unpaid interest (which will be taxable as ordinary interest income to the extent not already included in income), and the U.S. Holder’s tax basis in the Note. A U.S. Holder’s tax basis in a Note generally will equal its cost, plus any amount that you were required to include in gross income as OID, minus any cash payments you received in respect of accrued OID. This gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year and otherwise will be short-term capital gain or loss. For individuals, long-term capital gains are currently taxed at a lower rate than ordinary income. Short-term capital gains are taxed at rates applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Net Investment Income Tax

Certain U.S. Holders who are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income”, which may include all or a portion of their interest income and gains from the sale or other disposition of a Note. U.S. Holders should consult their tax advisors regarding the effect, if any, of the net investment income tax on their ownership or disposition of a Note.

Recent Tax Legislation

Pursuant to recently enacted legislation, for taxable years beginning after December 31, 2017, with respect to a debt instrument with market discount, and for taxable years beginning after December 31, 2018, with respect to a debt instrument issued with OID, an accrual method taxpayer that reports revenues on an applicable financial statement generally must recognize income for U.S. federal income tax purposes no later than the taxable year in which such income is taken into account as revenue in an applicable financial statement of the taxpayer. For this purpose, an “applicable financial statement” generally means a financial statement certified as having been prepared in accordance with generally accepted accounting principles or that is made on the basis of international financial reporting standards and that is used by the taxpayer for various specified purposes. This rule could potentially require such a taxpayer to recognize income for U.S. federal income tax purposes with respect to the Notes prior to the time such income would be recognized pursuant to the rules described above. Potential investors in the Notes should consult their tax advisors regarding the potential applicability of these rules to their investment in the Notes.

Information Reporting and Backup Withholding

A U.S. Holder generally will be subject to information reporting with respect to (i) payments of principal, premium, if any, and interest on the Notes and (ii) proceeds from the sale, exchange, redemption, retirement or other disposition of the Notes. Backup withholding at the applicable statutory rate also may apply to such payments if the U.S. Holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable certification requirements or otherwise establish an exemption from backup withholding. The current backup withholding rate is 24%.

Information reporting and backup withholding will not apply with respect to payments made to certain “exempt recipients”, including corporations and certain other persons who, when required, demonstrate their exempt status; however, exempt recipients that are not subject to backup withholding and do not provide an IRS Form W-9 will nonetheless generally be treated as foreign payees subject to withholding under FATCA (as defined below), and may be withheld upon at the 30% rate discussed below under “FATCA”. Backup withholding tax is not an additional tax and generally may be credited against a U.S. Holder’s regular U.S. federal income tax liability or refunded by the IRS provided that the required information is timely furnished to the IRS.

If you do not provide your correct taxpayer identification number on the IRS Form W-9 or substantially similar form, you may be subject to penalties imposed by the IRS. Unless you have established on a properly executed IRS Form W-9 or substantially similar form that you are a corporation or come within another enumerated exception, interest and other payments on the Notes paid to you (including accrued OID) during the calendar year, and the amount of tax withheld, if any, may be reported to you and to the IRS. It is anticipated that income on the Notes will be reported to U.S. Holders on Form 1099-INT or, if we exercise our option to defer any payment of interest, Form 1099-OID, and mailed to U.S. Holders by January 31 following each calendar year.

Non-U.S. Holders

The rules governing the United States federal income taxation of Non-U.S. Holders are complex, and no attempt will be made herein to provide more than a summary of such rules. Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations” and “passive foreign investment companies”. Non-U.S. Holders should consult their tax advisors about the rules concerning the tax consequences to them of the purchase, ownership and disposition of the Notes, including withholding on payments to Non-U.S. Holders and the potential application of tax treaties.

Interest Income and Original Issue Discount

Under present United States federal income tax law, assuming that the Notes are treated as indebtedness for United States federal income tax purposes and subject to the discussions of backup withholding and FATCA below, principal or interest, including any OID, on Notes paid to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax unless: (i) the interest is “effectively connected” with the conduct by the Non-U.S. Holder of a U.S. trade or business; (ii) the Non-U.S. Holder owns, actually, indirectly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, is a controlled foreign corporation related, directly or indirectly, to us through stock ownership or is a bank that acquired the Notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; or (iii) the Non-U.S. Holder fails to satisfy the nonresident status certification requirements (as described below).

The certification requirements will be satisfied in respect of a Non-U.S. Holder if either (i) the beneficial owner of a Note timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. federal income tax, that such owner is not a U.S. person and provides its name and address or (ii) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business) that holds the Note in such capacity timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. federal income tax, that such statement has been received from the beneficial owner of the Note by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to us or to the person who otherwise would be required to withhold U.S. tax a copy thereof. The foregoing certification may be provided on a properly completed IRS Form W-8BEN, W-8BEN-E or W-8IMY, as applicable.

A Non-U.S. Holder that is not exempt from tax under the foregoing rules generally will be subject to U.S. federal income tax withholding on payments of interest at a rate of 30% unless:

•                       the interest is effectively connected with a U.S. trade or business conducted by such holder (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to U.S. federal income tax on a net income basis at the rates applicable to U.S. Holders generally; or

•                       an applicable income tax treaty provides for a reduced rate of, or exemption from, U.S. federal withholding tax.

A corporate Non-U.S. Holder that has effectively connected interest income (as described in the first bullet point above) may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), which is generally imposed on a foreign corporation on the deemed repatriation from the United States of “effectively connected” earnings and profits.

Special rules regarding exemption from, or reduced rates of, U.S. withholding tax may apply in the case of Notes held by partnerships or certain types of trusts. Partnerships and trusts that are prospective purchasers should consult their own tax advisors regarding special rules that may be applicable in their particular circumstances.

To claim an exemption from U.S. federal withholding tax with respect to interest on the Notes that is effectively connected with a Non-U.S. Holder’s U.S. trade or business, the holder generally must provide to us or the withholding agent a properly executed IRS Form W-8ECI (or appropriate substitute form). To claim the benefit of an applicable income tax treaty for an exemption from (or reduced rate of) U.S. federal withholding tax, a Non-U.S. Holder must timely provide the appropriate and properly executed IRS forms (generally IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable).

Non-U.S. Holders may be required to periodically update their IRS forms. Non-U.S. Holders should consult their tax advisors concerning certification requirements.

Sale, Exchange or Other Taxable Disposition of the Notes

Subject to the discussions of backup withholding and FATCA below, gain recognized by a Non-U.S. Holder on the sale, exchange, redemption, retirement or disposition of Notes generally will not be subject to U.S. federal income tax unless: (i) the gain is “effectively connected” with the conduct by the Non-U.S. Holder of a U.S. trade or business (and, if required under an applicable income tax treaty, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder); or (ii) in the case of gain recognized by a Non-U.S. Holder who is an individual, he or she is present in the United States for a total of 183 days or more during the taxable year in which such gain is recognized and certain other conditions are met.

Except to the extent that an applicable income tax treaty otherwise provides, generally a Non-U.S. Holder will be taxed in the same manner as a U.S. Holder with respect to gain that is “effectively connected” with the Non-U.S. Holder’s conduct of a U.S. trade or business. A corporate Non-U.S. Holder may also, under certain circumstances, be subject to the branch profits tax described above. A Non-U.S. Holder who is an individual present in the United States for 183 days or more in the taxable year and meets certain other conditions will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the Notes) exceed capital losses allocable to U.S. sources. To claim the benefit of an applicable income tax treaty, a Non-U.S. Holder may be required to file an income tax return and disclose its position under the Treasury regulations concerning treaty-based return positions.

FATCA

Legislation enacted as part of the Hiring Incentives to Restore Employment Act (the “HIRE Act”), commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), generally imposes U.S. federal withholding tax at a rate of 30% on (i) U.S. source interest (including interest paid on the Notes) and (ii) the gross proceeds from the sale or other disposition of obligations that produce U.S. source interest (including the sale, exchange, redemption, retirement or other disposition of the Notes) made after December 31, 2018, in each case to certain foreign entities, unless various information reporting, withholding and other requirements are satisfied. In the case of payments made to a “foreign financial institution” (as defined in Section 1471(d)(4) of the Code and the Treasury regulations promulgated thereunder), subject to certain exceptions, the tax will generally be imposed unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements or is deemed to be compliant with the requirements of FATCA, pursuant to an intergovernmental agreement in respect of FATCA or otherwise. In the case of payments made to certain other non-U.S. entities, the tax generally will be imposed unless such entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. No additional amounts will be payable on account of any withholding obligation that is imposed with respect to payments on the Notes as a result of the failure of any holder or beneficial owner of a Note, or any intermediary through which it directly or indirectly owns such Note, to comply with the requirements of FATCA. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA and the HIRE Act on their investment in the Notes.

The HIRE Act also imposes U.S. return disclosure obligations (and related penalties for failure to disclose) on U.S. individuals that hold certain specified foreign financial assets (which include financial accounts in foreign financial institutions).

Holders are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the Notes.

Information Reporting and Backup Withholding

Payments of interest and OID paid to Non-U.S. Holders will generally be reported to the IRS and to the Non-U.S. Holders. Copies of the information returns reporting such interest payments (generally, IRS Form 1042-S) and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Additional information reporting and backup withholding generally will not apply to payments of interest and OID paid on a Note to a Non-U.S. Holder if the Non-U.S. Holder has certified under penalties of perjury on an applicable IRS Form W-8 that the Non-U.S. Holder is not a U.S. person or has otherwise established an exemption provided that the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person or that the conditions of any exemption are not in fact satisfied.

Payment of the proceeds from a sale, exchange, redemption, retirement or other taxable disposition of a Note made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless the Non-U.S. Holder certifies that it is not a U.S. person under penalties of perjury, and the payor does not have actual knowledge or reason to know that the beneficial owner of the Note is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption. Payment of the proceeds from a sale, exchange or other taxable disposition of a Note made to or through a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a U.S. trade or business or a foreign partnership, in which one or more U.S. persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which, at any time during the taxable year, is engaged in a trade or business in the United States, then such payment generally will be subject to information reporting (but not backup withholding) unless the Non-U.S. Holder certifies under penalties of perjury on an applicable IRS Form W-8 that the Non-U.S. Holder is not a U.S. person or otherwise establishes an exemption, or unless the broker has documentary evidence in its records that the beneficial owner of the Note is not a U.S. person and certain other conditions are met.

For purposes of the two preceding paragraphs, the term “U.S. person” shall have the meaning ascribed to it in Section 7701(a)(30) of the Code.

The current backup withholding rate is 24%. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective purchasers of the Notes should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of Notes, including the tax consequences under state, local, foreign and other tax laws, any applicable tax treaties and the possible effects of changes in U.S. or other tax laws.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Notes (or any interest therein) by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, any plan (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any entity deemed to hold plan assets of any of the foregoing by virtue of such employee benefit plan’s or plan’s investment in the entity (each, a “Plan”) or a plan that is subject to any federal, state, local or other law that is substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”).

This discussion is based on current provisions of ERISA and the Code, current regulations under ERISA and the Code, existing administrative rulings of the United States Department of Labor (the “DOL”) and reported judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes. This discussion does not purport to deal with all aspects of ERISA or the Code, any state laws that may be relevant to Plans or any Similar Law.

General Fiduciary Obligations

A fiduciary of a Plan subject to Title I of ERISA is required to satisfy certain standards for investing Plan assets. Any fiduciary of such a Plan that proposes to cause the Plan to purchase the Notes should determine whether, under these general fiduciary standards of ERISA, an investment in such Notes is appropriate for the Plan. In making this determination, the Plan fiduciary must consider whether:

•                       its investment in the Notes satisfies the diversification requirements of ERISA;

•                       its investment is prudent in light of possible limitations on the marketability of the Notes;

•                       it has authority to acquire the Notes under the Plan’s applicable governing instruments and Title I of ERISA; and

•                       the investment is otherwise consistent with its fiduciary responsibilities and the Plan documents.

Trustees and other fiduciaries of a Plan subject to Title I of ERISA may incur personal liability for any loss suffered by the Plan on account of a violation of their fiduciary responsibilities under ERISA. In addition, these fiduciaries may be subject to a civil penalty of up to 20% of any amount recovered by the Plan on account of a violation. Fiduciaries of any Plan subject to Section 4975 of the Code, such as an IRA, Roth IRA, or Keogh Plan, should consider whether the Plan may only make investments that are authorized by the appropriate governing instrument. Fiduciaries of Plans should consult their own legal advisors if they have any concern as to whether an investment in the Notes is consistent with the foregoing criteria.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit a Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code, in each case, with respect to such Plan unless an exemption is available. A fiduciary of a Plan or any other person making the investment decision for a Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making its investment decision to purchase and hold the Notes. The particular facts concerning the sponsorship, operations and other investments of a Plan may cause a wide range of other persons to be treated as disqualified persons or parties in interest with respect to it. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of Plans, may also result in the imposition of an excise tax under the Code or a penalty under ERISA upon the disqualified person or party in interest with respect to the Plan. If the disqualified person who engages in the transaction is the individual on behalf of whom the Plan is maintained or his or her beneficiary, the Plan may lose its tax-exempt status and its assets may be deemed to have been distributed to the individual in a taxable distribution on account of the prohibited transaction. Fiduciaries should consult their own legal advisors as to whether the purchase or ownership of the Notes may constitute or result in a prohibited transaction.

Plan Asset Regulation

Certain transactions involving CMS Energy, as the issuer, may constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased (or whose assets were used to purchase) the Notes if the assets of CMS Energy, as the issuer, were deemed to be assets of such Plan. The DOL, which has administrative responsibility over Plans, issued a regulation addressing when assets of an investment vehicle may be treated as assets of a Plan that acquired an interest in such a vehicle. Section 2510.3-101 of the DOL regulations, as modified by Section 3(42) of ERISA (collectively referred to as the “Plan Asset Regulation”), generally provides that when a Plan acquires a security that is an equity interest in an entity and that security is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by all the Plans is not significant. If the assets of the issuer were treated as “plan assets” of a Plan, then, not only would there be potential for prohibited transactions, but any person that has authority or control over the disposition or investment of the assets of the issuer may be subject to the fiduciary standards of ERISA.

We do not expect the Plan Asset Regulation will apply to a Plan’s investment in the Notes such that the Plan’s assets would include an undivided interest in the assets of CMS Energy, as the issuer. Based on the reasoning set forth below, the Notes should be treated as “publicly offered securities” or debt instruments for purposes of ERISA, and in any event, the issuer (CMS Energy) should be treated as an operating company. However, any purchaser that is a Plan fiduciary must ultimately make its own determination with respect to the application of the Plan Asset Regulation.

The Plan Asset Regulation defines a publicly offered security as a security that is “widely held”, “freely transferable” and either part of a class of securities registered under the Exchange Act, or sold under an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred. The Notes will be registered under the Exchange Act.

The Plan Asset Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. It is expected that, immediately after this offering, the Notes will be owned by 100 or more investors independent of us and of each other. Therefore, the Notes should meet the “widely held” requirement to be treated as “publicly offered securities” under the Plan Asset Regulation.

Whether a security is “freely transferable” within the meaning of the Plan Asset Regulation is determined on the basis of all relevant facts and circumstances. Under the Plan Asset Regulation, where a security is part of an offering in which the minimum investment is $10,000 or less, some restrictions on transfer ordinarily will not, alone or in combination, affect a finding that these securities are freely transferable. The “permissible” restrictions on transfer enumerated in the Plan Asset Regulation include:

•                       any restriction on or prohibition against any transfer or assignment which would result in a termination or reclassification for federal or state tax purposes, or would otherwise violate any state or federal law or court order;

•                       any requirement that advance notice of a transfer or assignment be given to the issuer and any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer which are among those enumerated in the regulation as not affecting free transferability, including those described in the preceding clause of this sentence;

•                       any administrative procedure which establishes an effective date, or an event prior to which a transfer or assignment will not be effective; and

•                       any limitation or restriction on transfer or assignment which is not imposed by the issuer or a person acting on behalf of the issuer.

It is not intended that the Notes be subject to transfer restrictions other than those permissible restrictions enumerated in the Plan Asset Regulation. We also do not expect or intend to impose in the future, or to permit any person to impose on our behalf, any limitations or restrictions on transfer which would not be among the enumerated permissible restrictions.

Although the issue is not entirely free from doubt, based on the foregoing, it is expected that the Notes should be classified as publicly offered securities for purposes of ERISA.

The Plan Asset Regulation only applies to a Plan’s acquisition of an interest in the issuer if the Plan is deemed to acquire an “equity interest” in the issuer. The term “equity interest” is defined in the Plan Asset Regulation as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features”. Although there is little guidance on the subject, assuming that the Notes may be treated as “debt” for purposes of applicable local law, it is expected that, at the time of their issuance, the Notes should not be treated as equity interests in CMS Energy, as the issuer, for purposes of the Plan Asset Regulation. This determination is based on the traditional debt features of the Notes, including the reasonable expectation by purchasers of such Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for purposes of the Plan Asset Regulation could change if CMS Energy, as the issuer, incurs losses or the credit rating of such Notes falls below investment grade.

Even if the Notes were treated as equity interests that are not “publicly offered securities”, the Plan Asset Regulation would not apply to a Plan’s investment in the Notes if CMS Energy, as the issuer, is an operating company. The Plan Asset Regulation defines “operating company” as an entity that is primarily engaged, directly or indirectly through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. As discussed earlier in this prospectus supplement, the issuer’s wholly owned subsidiaries, Consumers and Enterprises, are engaged in utility operations and the issuer conducts non-utility operations through a number of other wholly owned and majority owned subsidiaries. These utility and non-utility operations are substantial and ongoing, and involve products and services other than the investment of capital. Accordingly, we expect that the issuer should be treated as an operating company for purposes of the Plan Asset Regulation.

Without regard to whether the Plan Asset Regulation applies to a Plan’s investment in the Notes, the acquisition or holding of a Note by, or on behalf of, a Plan could trigger a prohibited transaction if CMS Energy, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. Certain exemptions from these prohibited transaction rules may be available, including: Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a statutory exemption for prohibited transactions between a Plan and a person that is a party in interest or a disqualified person (other than a fiduciary or an affiliate of a fiduciary that has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the Plan; provided the Plan pays no more and receives no less than adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided may or may not cover all acts that could be construed as prohibited transactions. There can be no assurance that these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes, and prospective purchasers that are or are acting on behalf of, or with assets of, Plans should consult with their advisors regarding the applicability of any such exemption.

Employee benefit plans that are governmental, non-U.S. or church plans (as defined under ERISA) generally are not subject to the requirements of Title I of ERISA or Section 4975 of the Code; provided, however, such plans may be subject to Similar Law that affect their ability to acquire and hold the Notes.

Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by, on behalf of, or with assets of, a Plan or a plan subject to Similar Law. By accepting and holding a Note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Note constitutes assets of any Plan or plan that is subject to Similar Law or (ii) the purchase and holding of the Note by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a plan that is subject to Similar Law, a violation under any such Similar Law.

Certain Fiduciary Considerations

Any purchaser, transferee or holder of the Notes or any interest therein that is a benefit plan investor as defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (a “Benefit Plan Investor”), or a fiduciary purchasing the Notes on behalf of a Benefit Plan Investor (a “Plan Fiduciary”), will be deemed to have represented by its acquisition of the Notes that (i) neither CMS Energy, as the issuer, nor any of its affiliates, has provided any investment recommendation or investment advice on which the Benefit Plan Investor or the Plan Fiduciary has relied in connection with the decision to acquire the Notes, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Benefit Plan

Investor in connection with the Benefit Plan Investor’s or the Plan Fiduciary’s acquisition of the Notes (unless an applicable prohibited transaction exemption is available to cover the purchase or holding of the Notes or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary making the decision to acquire the Notes is exercising its own independent judgment in evaluating the investment in the Notes.

The discussion herein of ERISA and the Code (as it pertains to Plans) is general in nature and is not intended to be complete nor is it a representation by us that an investment in the Notes meets all legal requirements. Any fiduciary of or any other person acting on behalf of, or using assets of, a Plan or a plan subject to Similar Law that is considering an investment in the Notes should consult with its legal advisors regarding the consequences and advisability of this investment.

UNDERWRITING

General

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters and joint book-running managers of this offering. Subject to the terms and conditions stated in the underwriting agreement for the Notes dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement.

Principal Amount
Underwriters	of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$55,000,000
Morgan Stanley & Co. LLC	55,000,000
Wells Fargo Securities, LLC	55,000,000
Citigroup Global Markets Inc.	27,500,000
RBC Capital Markets, LLC	27,500,000
Deutsche Bank Securities Inc.	20,000,000
Samuel A. Ramirez & Company, Inc.	10,000,000
Total	$250,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase and accept delivery of all Notes if any are purchased, other than those Notes covered by the underwriters’ over-allotment option described below. The offering of the Notes by the underwriters is subject to receipt and acceptance of any order and to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the Notes directly to the public at the offering price set forth on the cover page of this prospectus supplement and may offer the Notes to certain dealers at a price that represents a concession not in excess of $0.50 per Note; provided, that the concession will be $0.30 per Note sold to institutions. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of $0.45 per Note on sales to certain other dealers. After the initial offering of the Notes, the underwriters may from time to time vary the offering price and other selling terms.

We estimate that our out-of-pocket expenses for this offering, not including the underwriting discount, will be approximately $740,000.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments that the underwriters may be required to make because of any of those liabilities.

Prior to this offering, there has been no market for the Notes. We will apply to list the Notes for trading on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the Notes are first issued. The underwriters have advised us that the representatives currently intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the Notes at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. No assurance can be given as to how liquid the trading market for the Notes will be.

In connection with this offering, the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

We have agreed, for a period beginning on the date of this prospectus supplement and continuing for and including a period of 30 days, not to offer, sell, contract to sell, grant any option for the sale of or otherwise dispose of any Notes, any security convertible into, exchangeable into or exercisable for the Notes or any debt securities substantially similar to the Notes (except for the Notes issued hereby), without the prior written consent of the representatives. This agreement does not apply to issuances of (i) commercial paper or other debt securities with scheduled maturities of less than one year or (ii) any Senior Indebtedness.

We have granted the underwriters an option to purchase up to an additional $37,500,000 aggregate principal amount of Notes. Upon mutual agreement between us and the underwriters, the underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover over-allotments, if any. If the underwriters exercise this option, each underwriter will be obligated, subject to the terms and conditions stated in the underwriting agreement, to purchase from us a principal amount of Notes proportionate to such underwriter’s initial principal amount of Notes to be purchased, as reflected in the above table. Assuming full exercise of this over-allotment option, the amounts stated on the cover page of this prospectus supplement would increase as shown below:

	Without Option(1)	With Option(2)
Price to the public	$ 250,000,000.00	$ 287,500,000.00
Underwriting discount	$ 6,063,462.50	$ 7,244,712.50
Proceeds to CMS Energy Corporation (before expenses)	$ 243,936,537.50	$ 280,255,287.50

(1)          Reflects $157,525,000 principal amount of Notes sold to institutions, for which the underwriters received an underwriting discount of $0.5000 per Note, and $92,475,000 principal amount of Notes sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per Note.

(2)          Assumes the sale of all additional Notes to retail investors, for which the underwriters would receive an underwriting discount of $0.7875 per Note.

It is expected that delivery of the Notes will be made on or about the date specified on the cover page of this prospectus supplement, which will be the fourth business day (T+4) following the date of this prospectus supplement. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade the Notes on the date of this prospectus supplement or on the next succeeding business day will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of this prospectus supplement or on the next succeeding business day should consult their own advisors.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have performed, and the underwriters and their affiliates may in the future perform, investment banking, commercial banking and advisory services for us and our affiliates from time to time for which they have received, or may in the future receive, customary fees and expenses. Affiliates of certain of the underwriters are lenders to us and our affiliates under our credit facilities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and instruments of ours and our affiliates.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) anyone who is not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)), in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

Anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom must only be done in compliance with all applicable provisions of the FSMA.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom.

The communication of such documents as financial promotions are made only to and directed only at: (i) persons who are outside the United Kingdom; (ii) those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”); (iii) high net worth companies, unincorporated associations and other persons falling within Article 49(2)(a) to (d) of the Order; or (iv) any other persons to whom it may otherwise be lawfully communicated in accordance with the Order (all such persons falling within (i)-(iv) together being referred to as “relevant persons”). The Notes are only available to, and an invitation, offer or agreement to subscribe, purchase or otherwise acquire the Notes will be engaged only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.

Switzerland

The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, CMS Energy or the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken that would permit an offering of the Notes in circumstances that would require disclosure under Part 6D.2 or 7.9 of the Corporations Act.

The Notes may not be offered for sale, nor may application for the sale or purchase of any Notes be invited in Australia (including an offer or invitation that is received by a person in Australia), and neither this prospectus supplement nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:

(a)         the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)         the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)          the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)         the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)          such action does not require any document to be lodged with ASIC or the Australian Securities Exchange.

Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances that do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “CO”) or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the CO; and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

The offer of the Notes is personal to the person to whom this prospectus supplement and the accompanying prospectus have been delivered, and a subscription for the Notes will only be accepted from such person.

No person to whom a copy of this prospectus supplement and the accompanying prospectus is issued may issue, circulate or distribute this prospectus supplement and the accompanying prospectus in Hong Kong or make or give a copy of this prospectus supplement and the accompanying prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.

Japan

The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”), and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances that could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.

LEGAL MATTERS

Melissa M. Gleespen, Esq., Vice President, Corporate Secretary and Chief Compliance Officer of CMS Energy, will render opinions as to the legality of the Notes for CMS Energy. Sidley Austin LLP will pass upon certain matters relating to United States federal income tax considerations.

Pillsbury Winthrop Shaw Pittman LLP will pass upon certain legal matters with respect to the Notes for the underwriters.

EXPERTS

The consolidated financial statements of CMS Energy Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus supplement by reference to CMS Energy Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, therefore, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC under File No. 1-9513. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and related copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can find additional information about us, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, on our web site at http://www.cmsenergy.com. The information on this web site (including any such information referred to herein) is not a part of this prospectus supplement and the accompanying prospectus.

We are “incorporating by reference” information into this prospectus supplement and the accompanying prospectus. This means that we are disclosing important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

•                       Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on February 14, 2018

•                       Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 filed on April 26, 2018 and June 30, 2018 filed on July 26, 2018

•                       Current Reports on Form 8-K filed on March 8, 2018, March 14, 2018, May 4, 2018, June 5, 2018 and August 1, 2018

The documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement, until the offering of the Notes pursuant to this prospectus supplement is terminated, are also incorporated by reference into this prospectus supplement and the accompanying prospectus (other than information in any such documents that is deemed to have been “furnished” but not “filed” under SEC rules). Any statement contained in such document will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any other subsequently filed document modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. We will provide this information upon oral or written request at no cost to the requester. You should direct your request to:

CMS Energy Corporation

One Energy Plaza

Jackson, Michigan 49201

Phone: (517) 788-0550

Attention: Office of the Secretary

PROSPECTUS

CMS ENERGY CORPORATION
Common Stock, Preferred Stock, Senior Debt Securities, Senior Convertible Debt Securities,
Subordinated Debt Securities, Stock Purchase Contracts, Stock Purchase Units and Guarantees

CMS ENERGY TRUST IV
CMS ENERGY TRUST V
Trust Preferred Securities,
Guaranteed To The Extent Set Forth Herein By
CMS Energy Corporation

CONSUMERS ENERGY COMPANY
Senior Notes and First Mortgage Bonds

CMS Energy Corporation, a Michigan corporation, may offer, from time to time:

•                                          shares of its common stock, par value $0.01 per share (“CMS Energy Common Stock”);

•                                          shares of its preferred stock, par value $0.01 per share (“Preferred Stock”);

•                                          unsecured senior or subordinated debt securities consisting of debentures, convertible debentures, notes, convertible notes or other unsecured evidence of indebtedness;

•                                          stock purchase contracts to purchase CMS Energy Common Stock;

•                                          stock purchase units, each consisting of a stock purchase contract and unsecured senior debt securities, unsecured subordinated debt securities, or Preferred Stock of CMS Energy Corporation or trust preferred securities of CMS Energy Trust IV or CMS Energy Trust V or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligation to purchase the CMS Energy Common Stock under the stock purchase contract, or any combination of the above; and

•                                          guarantees of CMS Energy Corporation with respect to trust preferred securities of CMS Energy Trust IV and CMS Energy Trust V.

CMS Energy Trust IV and CMS Energy Trust V, each of which is a Delaware statutory trust, may offer, from time to time, trust preferred securities.  The trust preferred securities will represent preferred undivided beneficial interests in the assets of CMS Energy Trust IV and CMS Energy Trust V.

Consumers Energy Company, a Michigan corporation, may offer, from time to time, secured senior debt consisting of senior notes and first mortgage bonds.

For each type of security listed above, the amount, price and terms will be determined at or prior to the time of sale.

We will provide the specific terms of these securities in an accompanying prospectus supplement or supplements.  You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest in any of the securities described herein. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in these securities involves risks.  See “Risk Factors” on page 3.

The CMS Energy Common Stock is listed on the New York Stock Exchange under the symbol “CMS”.  Unless otherwise indicated in a prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2017.

PROSPECTUS

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.  Under this shelf registration process, any of us may, from time to time, sell any combination of our securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide a prospectus supplement containing specific information about the terms of that offering.  Any prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or any document incorporated or deemed to be incorporated by reference herein.  If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information contained in the prospectus supplement or any related free writing prospectus.  The registration statement filed with the SEC includes exhibits that provide more details about certain documents described in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, the applicable prospectus supplement and any related free writing prospectus together with the additional information described under the heading “Where You Can Find More Information”.

As used in this prospectus, “CMS Energy” refers to CMS Energy Corporation, the “Trusts” refer, collectively, to CMS Energy Trust IV and CMS Energy Trust V, and “Consumers” refers to Consumers Energy Company.  The terms “we”, “us” and “our” refer to CMS Energy when discussing the securities to be issued by CMS Energy, the applicable Trust, when discussing the securities to be issued by that Trust, Consumers when discussing the securities to be issued by Consumers and collectively to all of the Registrants where the context requires.  “Registrants” refers, collectively, to CMS Energy, the Trusts and Consumers.

The principal executive offices of each of CMS Energy and Consumers are located at One Energy Plaza, Jackson, Michigan 49201, and the telephone number is 517-788-0550.  The principal executive offices of each Trust are c/o CMS Energy Corporation, One Energy Plaza, Jackson, Michigan 49201, and the telephone number is 517-788-0550.

RISK FACTORS

Before acquiring any of the securities that may be offered by this prospectus, you should carefully consider the risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements and Information” in the most recent combined Annual Report on Form 10-K of CMS Energy and Consumers and in our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, and corresponding sections in reports CMS Energy and Consumers may file with the Securities and Exchange Commission after the date of this prospectus.  You should also carefully consider all of the information contained or incorporated by reference in this prospectus or in any prospectus supplement before you invest in any Registrant’s securities.  See “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) with respect to the securities offered in this prospectus.  As allowed by SEC rules and regulations, this prospectus does not contain all the information you can find in the Registration Statement or the exhibits filed with the Registration Statement.  Statements in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and are qualified in their entirety by reference to such exhibit.  For further information, you should refer to the Registration Statement and its exhibits.

Each of CMS Energy and Consumers is subject to the informational requirements of the Securities Exchange Act of l934 (the “Exchange Act”) and therefore files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy the Registration Statement (with exhibits), as well as the reports and other information filed by any of the Registrants with the SEC, at the SEC’s Public

Reference Room at its principal offices at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the SEC’s Public Reference Room by calling 1-800-SEC-0330.  Information filed by us is also available at the SEC’s Internet site at www.sec.gov.  You can find additional information about us on CMS Energy’s website at www.cmsenergy.com.  CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution. The information on this website is not a part of this prospectus.

This prospectus, the applicable prospectus supplement and any free writing prospectus we authorize contains and incorporates by reference information that you should consider when making your investment decision.  We have not authorized anyone to provide you with different information.  You should not assume that the information included or incorporated by reference in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.  Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We have not included or incorporated by reference any separate financial statements of the Trusts.  CMS Energy and the Trusts do not consider that such financial statements would be material to holders of Trust Preferred Securities of the Trusts because each Trust is a special purpose entity, has no operating history and has no independent operations.  The Trusts are not currently involved in and do not anticipate being involved in any activity other than as described under “The Registrants—The Trusts” below.  Further, CMS Energy and the Trusts believe that financial statements of the Trusts are not material to the holders of the Trust Preferred Securities of the Trusts since CMS Energy will guarantee the Trust Preferred Securities (as defined below) of the Trusts.  Holders of the Trust Preferred Securities of the Trusts, with respect to the payment of distributions and amounts upon liquidation, dissolution and winding-up, are at least in the same position vis-à-vis the assets of CMS Energy as a preferred stockholder of CMS Energy.  CMS Energy beneficially owns all of the undivided beneficial interests in the assets of the Trusts (other than the beneficial interests represented by the Trust Preferred Securities of the Trusts).  See “The Registrants—The Trusts” below, “Description of Securities—The Trusts—Trust Preferred Securities” below and “Description of Securities—The Trusts—Effect of Obligations Under the CMS Energy Debt Securities and the Guarantees—The CMS Energy Guarantees” below.  When required by SEC rules, our filings under the Exchange Act will include a footnote to CMS Energy’s annual financial statements stating that the Trusts are wholly owned by CMS Energy, that the sole assets of the Trusts are the Senior Debt Securities or the Subordinated Debt Securities of CMS Energy having a specified aggregate principal amount, and that, considered together, the back-up undertakings, including the Guarantees of CMS Energy, constitute a full and unconditional guarantee by CMS Energy of the Trusts’ obligations under the Trust Preferred Securities issued by the Trusts.  For the foregoing reasons, each of the Trusts is exempt from reporting under the Exchange Act pursuant to Rule 12h-5 under the Exchange Act and is not expected to file periodic reports under Sections 13 and 15(d) of the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents.  Information incorporated by reference is considered to be part of this prospectus.  Later information that we file with the SEC (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K) will automatically update and supersede this information.  Each Registrant incorporates by reference into this prospectus the documents listed below related to such Registrant and any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K) that such Registrant makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offerings contemplated by this prospectus are terminated.

CMS ENERGY

•                                          Annual Report on Form 10-K for the year ended December 31, 2016

•                                          The sections of our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders filed with the SEC on March 24, 2016, which are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 under Items 10, 11, 12, 13 and 14 of Part III thereof

•                                          Current Reports on Form 8-K filed February 13, 2017 and February 23, 2017.

CONSUMERS

•                                          Annual Report on Form 10-K for the year ended December 31, 2016

•                                          The sections of our Definitive Proxy Statement on Schedule 14A for the CMS Energy Annual Meeting of Shareholders filed with the SEC on March 24, 2016, which are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 under Items 10, 11, 12, 13 and 14 of Part III thereof

•                                          Current Reports on Form 8-K filed February 22, 2017 and February 23, 2017.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.  We will provide this information upon written or oral request at no cost to the requester.  You should direct your requests to:

CMS Energy Corporation

Attention: Corporate Secretary

One Energy Plaza

Jackson, Michigan 49201

Telephone: 517-788-0550

SAFE HARBOR STATEMENT UNDER THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This prospectus, any related prospectus supplement, any related free writing prospectus and the documents that we incorporate by reference herein and therein may contain statements that are statements concerning our expectations, plans, objectives, future financial performance and other items that are not historical facts.  These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Registrants are including herein or incorporating by reference cautionary statements identifying important factors that could cause their respective actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of the Registrants.  Any statements that express or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events, performance or growth (often, but not always, through the use of words or phrases such as “might,” “may,” “could,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “forecasts,” “predicts,” “assumes,” and other similar words) are not statements of historical facts and are forward-looking.  Forward-looking statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the important factors described in the sections entitled “Risk Factors” and “Forward-Looking Statements and Information” in the most recent combined Annual Report on Form 10-K of CMS Energy and Consumers and in our subsequent quarterly reports on Form 10-Q that could cause a Registrant’s actual results to differ materially from those contained in forward-looking statements of such Registrant made by or on behalf of such Registrant.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and are beyond the control of the Registrants.  You are cautioned not to place undue reliance on forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made, and the Registrants undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for each Registrant’s management to predict all of such factors, nor can such management assess the impact of each such factor on the business of such Registrant or the extent to which any factor, or combination of factors, may cause actual results of such Registrant to differ materially from those contained in any forward-looking statements.

THE REGISTRANTS

CMS ENERGY

CMS Energy is an energy company operating primarily in Michigan.  It is the parent holding company of several subsidiaries, including Consumers and CMS Enterprises Company (“Enterprises”).  Consumers is an electric and gas utility that provides electricity and/or natural gas to 6.7 million of Michigan’s 10 million residents.  Enterprises, through its subsidiaries and equity investments, is engaged primarily in domestic independent power production, the marketing of independent power production and the development of renewable generation and owns power generation facilities fueled mostly by natural gas and renewable sources.  CMS Energy manages its businesses by the nature of services each provides and operates principally in three business segments: electric utility, gas utility, and enterprises, its non-utility operations and investments.

THE TRUSTS

CMS Energy Trust IV and CMS Energy Trust V are statutory trusts formed under the Delaware Statutory Trust Act pursuant to (i) a trust agreement executed by CMS Energy, as sponsor, and the trustees of the Trusts (the “CMS Energy Trustees”) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware.  At the time of public issuance of Trust Preferred Securities of the Trusts, each trust agreement will be amended and restated in its entirety (as so amended and restated, the “Trust Agreement”) and will be qualified as an indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).  CMS Energy will directly or indirectly acquire common securities of each Trust (the “Common Securities” and, together with the Trust Preferred Securities of such Trust, the “Trust Securities”) in an aggregate liquidation amount equal to approximately 3% for the total capital of the Trust.  Each Trust exists for the exclusive purposes of:

•                                          issuing Trust Preferred Securities and Common Securities representing undivided beneficial interests in the assets of the Trust;

•                                          investing the gross proceeds of the Trust Securities in the Senior Debt Securities or Subordinated Debt Securities of CMS Energy; and

•                                          engaging in only those other activities necessary or incidental thereto.

Each Trust has a term of approximately 30 years, but may terminate earlier as provided in the Trust Agreement.

CONSUMERS

Consumers was incorporated in Maine in 1910 and became a Michigan corporation in 1968.  Consumers owns and operates electric generation, transmission and distribution facilities and gas transmission, storage and distribution facilities.  Consumers serves individuals and businesses operating in the alternative energy, automotive, chemical, metal and food products industries, as well as a diversified group of other industries.  Consumers provides electricity and/or natural gas to 6.7 million of Michigan’s 10 million residents.  Consumers’ rates and certain other aspects of its business are subject to the jurisdiction of the Michigan Public Service Commission and the Federal Energy Regulatory Commission, as well as to North American Electric Reliability Corporation reliability standards.  Consumers manages its businesses by the nature of services each provides and operates principally in two business segments: electric utility and gas utility.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement or other offering materials, the net proceeds from the sale of the CMS Energy and Consumers securities will be used for general corporate purposes.  If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations.  The specific use of proceeds from the sale of securities will be set forth in the applicable prospectus supplement or other offering materials relating to the offering of such securities.  The net proceeds received by each of the Trusts from the sale of its Trust Preferred Securities or the Common Securities will be used to purchase from CMS Energy its Senior Debt Securities or Subordinated Debt Securities.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

Each of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends of CMS Energy and Consumers is incorporated by reference from Exhibits 12.1 and 12.2, respectively, to their most recent combined Form 10-K or Form 10-Q filed with the SEC.

DESCRIPTION OF SECURITIES

CMS ENERGY

Introduction

Specific terms of the shares of CMS Energy Common Stock, shares of Preferred Stock, unsecured senior debt securities (the “Senior Debt Securities”), unsecured convertible senior debt securities (the “Senior Convertible Debt Securities”) and unsecured subordinated debt securities, which may provide that such securities are convertible into other securities (the “Subordinated Debt Securities”) (the Senior Debt Securities, the Senior Convertible Debt Securities and the Subordinated Debt Securities are referred to, individually, as a “CMS Energy Debt Security” and, collectively, as the “CMS Energy Debt Securities”), stock purchase contracts to purchase CMS Energy Common Stock (the “Stock Purchase Contracts”), stock purchase units (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Trust Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligation to purchase the CMS Energy Common Stock under the Stock Purchase Contract, or any combination of the foregoing, irrevocable guarantees (individually, a “Guarantee” and, collectively, “Guarantees”) of CMS Energy, on a senior or subordinated basis as applicable, and to the extent set forth therein, with respect to each of the Trust Securities, the payment of distributions, the redemption price, including all accrued or deferred and unpaid distributions, and payment on liquidation, but only to the extent that the Trust has funds on hand, and trust preferred securities (the “Trust Preferred Securities”) representing preferred undivided beneficial interests in the assets of the Trust, in respect of which this prospectus is being delivered (collectively, the “CMS Energy Offered Securities”), will be set forth in an accompanying prospectus supplement or supplements, together with the terms of the offering of the CMS Energy Offered Securities, the initial price thereof and the net proceeds from the sale thereof.  The prospectus supplement will set forth with regard to the particular CMS Energy Offered Securities, without limitation, the following:

•                                          in the case of CMS Energy Debt Securities, the designation, the aggregate principal amount, the denomination, the maturity, the premium, if any, any exchange, conversion, redemption or sinking fund provisions, the interest rate (which may be fixed or variable), the time or method of calculating interest payments, the right of CMS Energy, if any, to defer payment or interest on the CMS Energy Debt Securities and the maximum length of such deferral, put options, if any, the public offering price, the ranking, any listing on a securities exchange and other specific terms of the offering and sale thereof;

•                                          in the case of CMS Energy Common Stock, the number of shares, the public offering price and other specific terms of the offering and sale thereof;

•                                          in the case of Trust Preferred Securities, the designation, the number of shares, the liquidation preference per security, the public offering price, any listing on a securities exchange, the dividend rate (or method of calculation thereof), the dates on which dividends shall be payable and the dates from which dividends shall accrue, whether dividends on the Trust Preferred Securities would be deferred during any deferral of interest payments on the CMS Energy Debt Securities and the maximum length of such deferral, any voting rights, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to a specific series of the Trust Preferred Securities, including a description of the Guarantee, as the case may be, and other specific terms of the offering and sale thereof;

•                                          in the case of Preferred Stock, the designation, the number of shares, the liquidation preference per security, the public offering price, any listing on a securities exchange, the dividend rate (or method of calculation thereof), the dates on which dividends shall be payable and the dates from which dividends shall accrue, any voting rights, any redemption, exchange, conversion or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to a specific series of the Preferred Stock, and other specific terms of the offering and sale thereof;

•                                          in the case of Stock Purchase Contracts, the specific terms of the Stock Purchase Contract, the number of shares of CMS Energy Common Stock subject thereto and the terms of the offering and sale thereof; and

•                                          in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Trust Preferred Securities or debt obligations of third parties securing the holders’ obligation to purchase CMS Energy Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof.

Capital Stock

The following summary of certain rights of the holders of CMS Energy capital stock does not purport to be complete and is qualified in its entirety by express reference to the Restated Articles of Incorporation, as amended,  of CMS Energy (the “CMS Energy Articles”) and the Amended and Restated Bylaws of CMS Energy (the “CMS Energy Bylaws”), which are incorporated into this prospectus by reference.  See “Where You Can Find More Information” above.  A copy of each of the CMS Energy Articles and the CMS Energy Bylaws has been previously filed with the SEC.  The CMS Energy Articles are also available on our website at www.cmsenergy.com. The information on our website is not part of this prospectus or any prospectus supplement.

The authorized capital stock of CMS Energy consists of:

•                                          350 million shares of CMS Energy Common Stock; and

•                                          10 million shares of Preferred Stock.

At February 15, 2017, CMS Energy had 280,393,578 shares of CMS Energy Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

Dividend Rights and Policy; Restrictions on Dividends

Dividends on CMS Energy Common Stock are paid at the discretion of the board of directors of CMS Energy based primarily upon the earnings and financial condition of CMS Energy.  Dividends are payable out of the assets of CMS Energy legally available therefor.

CMS Energy is a holding company that conducts substantially all of its operations through its subsidiaries.  Its only significant assets are the capital stock of its subsidiaries.  As a holding company with no significant operations of its own, the principal sources of its funds are dependent primarily upon the earnings of its subsidiaries (in particular, Consumers), borrowings and sales of equity.  CMS Energy’s ability to pay dividends on its capital stock is dependent primarily upon the earnings and cash flows of its subsidiaries and the distribution or other payment of such earnings to CMS Energy in the form of dividends, tax sharing payments, loans or advances and repayment of loans and advances from CMS Energy.  Accordingly, the ability of CMS Energy to pay dividends on its capital stock will depend on the earnings, financial requirements, contractual restrictions of the subsidiaries of CMS Energy (in particular, Consumers) and other factors.  CMS Energy’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on the capital stock of CMS Energy or to make any funds available therefor, whether by dividends, loans or other payments.

Dividends on capital stock of CMS Energy are limited by Michigan law to legally available assets of CMS Energy.  Distributions on CMS Energy Common Stock may be subject to the rights of the holders, if any, of any issued and outstanding series of Preferred Stock.

Michigan law prohibits payment of a dividend or a repurchase of capital stock if, after giving it effect, a corporation would not be able to pay its debts as they become due in the usual course of business, or its total assets would be less than the sum of its total liabilities plus, unless the CMS Energy Articles provide otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution (including the rights of holders of preferred stock, if any).

Voting Rights

Each holder of CMS Energy Common Stock is entitled to one vote for each share of CMS Energy Common Stock held by such holder on each matter voted upon by the shareholders.  Such right to vote is not cumulative.  A majority of the votes cast by the holders of shares entitled to vote thereon is sufficient for the adoption of any question presented, except that certain provisions of the CMS Energy Articles relating to (i) the authorization, effectiveness or validity of a merger or consolidation of CMS Energy that would adversely affect the powers or special rights of CMS Energy Common Stock (either directly by amendment to the CMS Energy Articles or indirectly by requiring the holders of the CMS Energy Common Stock to accept or retain, in such merger or consolidation, anything other than shares of CMS Energy Common Stock or shares of the surviving or resulting corporation having, in either case, powers and special rights identical to those of the CMS Energy Common Stock prior to such merger or consolidation) require the vote or consent of the holders of a majority of all of the shares of CMS Energy Common Stock then outstanding, (ii) contested elections of directors require the vote of a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors and (iii) special shareholder meetings, the number of directors, vacancies on CMS Energy’s board of directors, the removal, indemnification and liability of CMS Energy’s board of directors and the requirements for amending these provisions may not be amended, altered, changed or repealed unless such amendment, alteration, change or repeal is approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote thereon.

Under Michigan law, the approval of the holders of a majority of the outstanding shares of CMS Energy Common Stock would be necessary (1) to authorize, effect or validate the merger or consolidation of CMS Energy into or with any other corporation if such merger or consolidation would adversely affect the powers or special rights of CMS Energy Common Stock, and (2) to authorize any amendment to the CMS Energy Articles that would increase or decrease the aggregate number of authorized shares of CMS Energy Common Stock or alter or change the powers, preferences or special rights of the shares of CMS Energy Common Stock so as to affect them adversely.  The effect of these provisions and the related provisions described in the prior paragraph may be to permit the holders of a majority of the outstanding shares of CMS Energy Common Stock to block any such merger or amendment that would adversely affect the powers or special rights of holders of such shares of CMS Energy Common Stock.

Preemptive Rights

The CMS Energy Articles provide that holders of CMS Energy Common Stock will have no preemptive rights to subscribe for or purchase any additional shares of the capital stock of CMS Energy of any class now or hereafter authorized, or any Preferred Stock, bonds, debentures or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock, or any rights to exchange shares issued for shares to be issued.

Liquidation Rights

In the event of the dissolution, liquidation or winding up of CMS Energy, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of CMS Energy and after there shall have been paid or set apart for the holders of Preferred Stock the full preferential amounts (including any accumulated and unpaid dividends) to which they are entitled, the holders of CMS Energy Common Stock will be entitled to receive, on a per share basis, the assets of CMS Energy remaining for distribution to the holders of CMS Energy Common Stock.  Neither the merger or consolidation of CMS Energy into or with any other corporation, nor the merger or consolidation of any other corporation into or with CMS Energy nor any sale, transfer or lease of all or any part of the assets of CMS Energy, shall be deemed to be a dissolution, liquidation or winding up for the purposes of this provision.

Because CMS Energy has subsidiaries that have debt obligations and other liabilities of their own, CMS Energy’s rights and the rights of its creditors and its stockholders to participate in the distribution of assets of any subsidiary upon the latter’s liquidation or recapitalization will be subject to prior claims of the subsidiary’s creditors, except to the extent that CMS Energy may itself be a creditor with recognized claims against the subsidiary.

Subdivision or Combination

If CMS Energy subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of CMS Energy Common Stock, the voting and liquidation rights of shares of CMS Energy Common Stock will be appropriately adjusted so as to avoid any dilution in aggregate voting or liquidation rights.

Transfer Agent and Registrar

The transfer agent and registrar for CMS Energy Common Stock is Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A.

Listing

CMS Energy Common Stock is listed on the New York Stock Exchange and trades under the symbol “CMS.”

Exchanges

The CMS Energy Articles do not provide for either the mandatory or optional exchange or redemption of CMS Energy Common Stock.

Preferred Stock

The authorized Preferred Stock may be issued without the approval of the holders of CMS Energy Common Stock in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, voting rights, if any, and qualifications, limitations or restrictions thereof, as shall be stated in a resolution providing for the issue of any such series adopted by CMS Energy’s board of directors.  The CMS Energy Articles provide that holders of Preferred Stock will not have any preemptive rights to subscribe for or purchase any additional shares of the capital stock of CMS Energy of any class now or hereafter authorized, or any Preferred Stock, bonds, debentures or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock, or any rights to exchange shares issued for shares to be issued.  The future issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of CMS Energy.

Primary Source of Funds of CMS Energy; Restrictions on Sources of Dividends

The ability of CMS Energy to pay (i) dividends on its capital stock and (ii) its indebtedness, including the CMS Energy Debt Securities, depends and will depend substantially upon timely receipt of sufficient dividends or other distributions from its subsidiaries, in particular Consumers and Enterprises.  Each of Consumers’ and Enterprises’ ability to pay dividends on its common stock depends upon its revenues, earnings and other factors.  Consumers’ revenues and earnings will depend substantially upon rates authorized by the Michigan Public Service Commission.

CMS Energy has pledged the common stock of Consumers as security for bank credit facilities.

Consumers’ Restated Articles of Incorporation (the “Consumers Articles”) provide two restrictions on its payment of dividends on its common stock.  First, prior to the payment of any common stock dividend, Consumers must reserve retained earnings after giving effect to such dividend payment of at least:

•                                          $7.50 per share on all then outstanding shares of its preferred stock; and

•                                          $7.50 per share on all then outstanding shares of all other stock over which its preferred stock do not have preference as to the payment of dividends and as to assets.

Second, dividend payments during the 12-month period ending with the month the proposed payment is to be paid are limited to:

•                                          50% of net income available for the payment of dividends during the Base Period (as defined below), if the ratio of common stock and surplus to total capitalization and surplus for 12 consecutive calendar months within the 14 calendar months immediately preceding the proposed dividend payment (the “Base Period”), adjusted to reflect the proposed dividend, is less than 20%; and

•                                          75% of net income available for the payment of dividends during the Base Period, if the ratio of common stock and surplus to total capitalization and surplus for the 12 consecutive calendar months immediately preceding the proposed dividend payment, is at least 20% but less than 25%.

The Consumers Articles also prohibit the payment of cash dividends on its common stock if Consumers is in arrears on preferred stock dividend payments.

Provisions of the Federal Power Act and the Natural Gas Act appear to restrict dividends payable by Consumers to the amount of Consumers’ retained earnings.  Several decisions from the Federal Energy Regulatory Commission suggest that under a variety of circumstances common stock dividends from Consumers would not be limited to amounts in Consumers’ retained earnings.  Any decision by Consumers to pay common stock dividends in excess of retained earnings would be based on specific facts and circumstances and would result only after a formal regulatory filing process.

In addition, Michigan law prohibits payment of a dividend if, after giving it effect, Consumers or Enterprises would not be able to pay its respective debts as they become due in the usual course of business, or its respective total assets would be less than the sum of its respective total liabilities plus, unless the respective articles of incorporation permit otherwise, the amount that would be needed, if Consumers or Enterprises were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.  Currently, it is Consumers’ policy to pay annual dividends equal to 80% of its annual consolidated net income, as, if and when declared by Consumers’ board of directors.  Consumers’ board of directors reserves the right to change this policy at any time.

CMS Energy Debt Securities

The CMS Energy Debt Securities offered by any prospectus supplement will be unsecured obligations of CMS Energy and will be either senior or subordinated debt.  Senior Debt Securities will be issued under our senior debt indenture dated as of September 15, 1992 between CMS Energy and The Bank of New York Mellon, as trustee, as amended and supplemented (the “Senior Debt Indenture”), and Subordinated Debt Securities will be issued under our indenture dated June 1, 1997 between CMS Energy and The Bank of New York Mellon, as trustee, as amended and supplemented (the “Subordinated Debt Indenture”).  The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes referred to in this prospectus individually as a “CMS Energy Indenture” and collectively as the “CMS Energy Indentures”.

The following briefly summarizes the material provisions of the CMS Energy Indentures that have been filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.  This summary of the CMS Energy Indentures is not complete and is qualified in its entirety by reference to the CMS Energy Indentures.  You should read the more detailed provisions of the applicable CMS Energy Indenture, including the defined terms, for provisions that may be important to you.  You should also read the particular terms of a series of CMS Energy Debt Securities, which will be described in more detail in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, the trustee under the Senior Debt Indenture and under the Subordinated Debt Indenture will be The Bank of New York Mellon.

General

The CMS Energy Indentures provide that CMS Energy Debt Securities may be issued in one or more series, with different terms, in each case as authorized from time to time by CMS Energy.  The CMS Energy Indentures do not limit the aggregate principal amount of CMS Energy Debt Securities that may be issued under the CMS Energy Indentures.  All debt securities issued under the relevant CMS Energy Indenture will rank equally and ratably with all other debt securities issued under such CMS Energy Indenture.

Certain material United States federal income tax consequences and other special considerations applicable to any CMS Energy Debt Securities issued at a discount will be described in the applicable prospectus supplement.

Because CMS Energy is a holding company, the claims of creditors of CMS Energy’s subsidiaries will have a priority over CMS Energy’s equity rights and the rights of CMS Energy’s creditors, including the holders of CMS Energy Debt Securities, to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

The applicable prospectus supplement relating to any series of CMS Energy Debt Securities will describe the specific terms of that series and of the offering.  Such terms may include some or all of the following:

•                                          the title of the CMS Energy Debt Securities;

•                                          whether the CMS Energy Debt Securities will be senior or subordinated debt;

•                                          the total principal amount of the CMS Energy Debt Securities of such series that may be issued;

•                                          the percentage of the principal amount at which the CMS Energy Debt Securities will be sold and, if applicable, the method of determining the price;

•                                          the maturity date or dates;

•                                          the interest rate or the method of computing the interest rate;

•                                          the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•                                          the place or places where the principal of and any premium and interest on such CMS Energy Debt Securities of such series will be payable;

•                                          any right of CMS Energy to redeem such CMS Energy Debt Securities of such series and the terms and conditions of any such redemption;

•                                          any obligation of CMS Energy to redeem, purchase or repay the CMS Energy Debt Securities of such series at the option of a holder upon the happening of any event and the terms and conditions of any such redemption, purchase or repayment;

•                                          any obligation of CMS Energy to permit the conversion of such CMS Energy Debt Securities of such series into CMS Energy Common Stock and the terms and conditions upon which such conversion shall be effected;

•                                          whether the CMS Energy Debt Securities of such series will be issued in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

•                                          any material provisions of the applicable indenture described in this prospectus that do not apply to the CMS Energy Debt Securities of such series;

•                                          any additional amounts with respect to the CMS Energy Debt Securities of such series that CMS Energy will pay to a non-United States person because of any tax, assessment or governmental charge withheld or deducted and, if so, any option of CMS Energy to redeem the CMS Energy Debt Securities of such series rather than paying these additional amounts; and

•                                          any other specific terms of the CMS Energy Debt Securities of such series.

The CMS Energy Indentures provide that all CMS Energy Debt Securities of any one series need not be issued at the same time, and CMS Energy may, from time to time, issue additional CMS Energy Debt Securities of a previously issued series without consent of, and without notifying, the holders of other CMS Energy Debt Securities.

Concerning the Trustees

The Bank of New York Mellon, the trustee under the Senior Debt Indenture and the Subordinated Debt Indenture, is one of a number of banks with which CMS Energy and its subsidiaries maintain ordinary banking relationships.

Exchange and Transfer

CMS Energy Debt Securities may be presented for exchange and registered CMS Energy Debt Securities may be presented for registration of transfer at the office or agency maintained for that purpose subject to the restrictions set forth in any such CMS Energy Debt Securities and in the applicable prospectus supplement without service charge, but upon payment of any taxes or other governmental charges due in connection therewith, subject to any limitations contained in the applicable CMS Energy Indenture.  CMS Energy Debt Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery as provided in the applicable CMS Energy Indenture.

Payment

Payments of principal of and any interest on CMS Energy Debt Securities in registered form will be made at the office or agency of the applicable trustee in The City of New York or its other designated office.  However, at the option of CMS Energy, payment of any interest may be made by check or by wire transfer.  Payment of any interest due on CMS Energy Debt Securities in registered form will be made to the persons in whose name the CMS Energy Debt Securities are registered at the close of business on the record date for such interest payments.  Payments to be made in any other manner will be specified in the applicable prospectus supplement.

Events of Default

Each CMS Energy Indenture provides that events of default regarding any series of CMS Energy Debt Securities will include:

•                                          failure to pay required interest on any CMS Energy Debt Security of such series for 30 days;

•                                          failure to pay principal on any CMS Energy Debt Security of such series when due;

•                                          failure to deposit any sinking fund when due in respect of the CMS Energy Debt Securities of such series;

•                                          failure to perform any other covenant in the relevant indenture, other than a covenant included in the relevant indenture solely for the benefit of a series of CMS Energy Debt Securities other than such series, for 60 days after written notice by the trustee to CMS Energy or by the holders of at least 25% in aggregate principal amount of the outstanding CMS Energy Debt Securities of all series affected thereby to CMS Energy and the trustee as provided in the applicable CMS Energy Indenture;

•                                          certain events of bankruptcy or insolvency, whether voluntary or not, of CMS Energy;

•                                          entry of final judgments against CMS Energy or Consumers for more than $25,000,000 that remain undischarged or unbonded for 60 days; or

•                                          a default resulting in the acceleration of indebtedness of CMS Energy of more than $25,000,000, and the acceleration has not been rescinded or annulled within 10 days after written notice of such default by the trustee to CMS Energy or by the holders of at least 10% in aggregate principal amount of the outstanding CMS Energy Debt Securities of that series to CMS Energy and the trustee as provided in the applicable CMS Energy Indenture.

Additional events of default may be prescribed for the benefit of the holders of a particular series of CMS Energy Debt Securities and will be described in the prospectus supplement relating to that series of CMS Energy Debt Securities.

If an event of default regarding CMS Energy Debt Securities of any series issued under the CMS Energy Indentures should occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding CMS Energy Debt Securities of such series may declare each CMS Energy Debt Security of that series due and payable.

Holders of a majority in aggregate principal amount of the outstanding CMS Energy Debt Securities of each series affected will be entitled to control certain actions of the trustee under the CMS Energy Indentures.  The trustee generally will not be requested, ordered or directed by any of the holders of CMS Energy Debt Securities, unless one or more of such holders shall have offered to the trustee reasonable indemnity.

Before any holder of any series of CMS Energy Debt Securities may institute action for any remedy, except payment on such holder’s CMS Energy Debt Security when due, the holders of not less than 25% in aggregate principal amount of the CMS Energy Debt Securities of each affected series then outstanding must request the trustee to take action.  Holders must also offer the trustee reasonable indemnity against costs, expenses and liabilities incurred by the trustee for taking such action.

CMS Energy is required to annually furnish the relevant trustee a statement as to CMS Energy’s compliance with all conditions and covenants under the applicable CMS Energy Indenture.  Each CMS Energy Indenture provides that the relevant trustee may withhold notice to the holders of the CMS Energy Debt Securities of any series of any default affecting such series, except payment of principal of, interest on or any sinking fund installment on CMS Energy Debt Securities of such series when due, if it considers withholding notice to be in the interests of the holders of the CMS Energy Debt Securities of such series.

Consolidation, Merger or Sale of Assets

Each CMS Energy Indenture provides that CMS Energy may consolidate with or merge into any other corporation, or sell, lease or convey its property as an entirety or substantially as an entirety to any other person, if the new corporation or person assumes the obligations of CMS Energy under the CMS Energy Debt Securities and the CMS Energy Indentures and is organized and existing under the laws of the United States of America, any U.S. state or the District of Columbia, and after giving effect to the transaction no event of default under the applicable CMS Energy Indenture has occurred and is continuing, and certain other conditions are met.

Modification of the Indenture

Each CMS Energy Indenture permits CMS Energy and the relevant trustee to enter into supplemental indentures without the consent of the holders of the CMS Energy Debt Securities issued under the relevant indenture:

•                                          to pledge assets as security for one or more series of CMS Energy Debt Securities;

•                                          to provide for a successor to CMS Energy to assume the applicable CMS Energy Indenture;

•                                          to add covenants of CMS Energy for the benefit of the holders of any series of CMS Energy Debt Securities;

•                                          to cure any ambiguity or to correct or supplement any provision in the CMS Energy Indenture or any supplemental indenture that may be defective or inconsistent with any other provision contained in the CMS Energy Indenture or any supplemental indenture, or to make such other provisions as CMS Energy may deem necessary or desirable, with respect to matters arising under the CMS Energy Indenture, provided that no such action shall adversely affect the interests of the holders of the CMS Energy Debt Securities of any series appertaining thereto;

•                                          to establish the form and terms of any series of securities under that CMS Energy Indenture; and

•                                          to provide for a successor trustee.

Each CMS Energy Indenture also permits CMS Energy and the relevant trustee, with the consent of the holders of a majority in aggregate principal amount of the CMS Energy Debt Securities of all series then outstanding and affected (voting as one class), to enter into one or more supplemental indentures to change in any manner the provisions of the applicable CMS Energy Indenture or modify in any manner the rights of the holders of the CMS Energy Debt Securities of each such affected series issued under the relevant indenture; provided, that no such supplemental indenture shall:

•                                          change the time of payment of the principal of such CMS Energy Debt Security;

•                                          reduce the principal amount or amount payable upon redemption, if any, of such CMS Energy Debt Security;

•                                          reduce the rate or change the time of payment of interest on such CMS Energy Debt Security;

•                                          change the currency of payment of principal of or interest on such CMS Energy Debt Security;

•                                          reduce the amount payable on any securities issued originally at a discount upon acceleration or provable in bankruptcy; or

•                                          impair the right to institute suit for the enforcement of any payment on any CMS Energy Debt Security when due.

In addition, no such supplemental indenture may reduce the percentage in principal amount of the CMS Energy Debt Securities of the affected series, the consent of whose holders is required for any such supplemental indenture or for any waiver provided for in the applicable CMS Energy Indenture.

Prior to the acceleration of the maturity of any CMS Energy Debt Security, the holders, voting as one class, of a majority in aggregate principal amount of the CMS Energy Debt Securities of all series then outstanding with respect to which a default or event of default shall have occurred and be continuing may on behalf of the holders of all such affected CMS Energy Debt Securities waive any past default or event of default and its consequences, except a default or an event of default in respect of the payment of the principal of or interest on any CMS Energy Debt Security of such series or in respect of a covenant or provision of the applicable CMS Energy Indenture or of any CMS Energy Debt Security that cannot be modified or amended without the consent of the holder of each CMS Energy Debt Security affected.

Defeasance, Covenant Defeasance and Discharge

Each CMS Energy Indenture provides that, at the option of CMS Energy:

•                                          CMS Energy will be discharged from all obligations in respect of the CMS Energy Debt Securities of a particular series then outstanding (except for certain obligations to register the transfer or exchange of the CMS Energy Debt Securities of such series, to replace stolen, lost or mutilated CMS Energy Debt Securities of such series, to maintain paying agencies and to maintain the trust described below); or

•                                          CMS Energy need not comply with certain restrictive covenants of the relevant CMS Energy Indenture (including those described under “Consolidation, Merger or Sale of Assets” above), if CMS Energy in each case irrevocably deposits in trust with the relevant trustee money or Government Obligations (as defined in the CMS Energy Indentures), maturing as to principal and interest at such times and in such amounts as will insure the availability of money, or a combination of money and Government Obligations, sufficient in the opinion of a nationally recognized firm of independent public accountants to pay all the principal and interest on the CMS Energy Debt Securities of such series, and any sinking fund payment, on the stated maturities of such CMS Energy Debt Securities in accordance with the terms thereof.

To exercise this option, CMS Energy is required to deliver to the relevant trustee an opinion of independent counsel to the effect that:

•                                          the exercise of such option would not cause the holders of the CMS Energy Debt Securities of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

•                                          in the case of a discharge under the Senior Debt Indenture, such opinion shall also be to the effect that (i) a ruling to the same effect has been received from or published by the Internal Revenue Service or (ii) since the date of the Senior Debt Indenture there has been a change in the applicable United States federal income tax law.

Governing Law

Each CMS Energy Indenture and the CMS Energy Debt Securities will be governed by, and construed in accordance with, the laws of the State of Michigan unless the laws of another jurisdiction shall mandatorily apply.

Senior Debt Securities

The Senior Debt Securities will be issued under the Senior Debt Indenture and will rank on an equal basis with all other unsecured debt of CMS Energy except subordinated debt.

Subordinated Debt Securities

The Subordinated Debt Securities will be issued under the Subordinated Debt Indenture and will rank subordinated and junior in right of payment in full, to the extent set forth in the Subordinated Debt Indenture, to all Senior Indebtedness (as defined below) of CMS Energy.

If CMS Energy defaults in the payment of principal of, or interest on, any Senior Indebtedness when it becomes due and payable after any applicable grace period or in the event any judicial proceeding is pending with respect to any such default, then, unless and until the default is cured or waived or ceases to exist, CMS Energy cannot make a payment with respect to the principal of, or interest on, Subordinated Debt Securities or acquire any Subordinated Debt Securities or on account of any sinking fund provisions.  The provisions of the Subordinated Debt Indenture described in this paragraph, however, do not prevent CMS Energy from making payments in CMS Energy capital stock or certain rights to acquire CMS Energy capital stock or sinking fund payments in Subordinated Debt Securities acquired prior to such default and notice thereof and payments made through the exchange of other debt obligations of CMS Energy for the Subordinated Debt Securities.  If there is any dissolution, insolvency, bankruptcy, liquidation or other similar proceeding relating to CMS Energy, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of Subordinated Debt Securities.

“Senior Indebtedness” means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Debt Indenture or thereafter incurred, created or assumed:

•                                          indebtedness of CMS Energy for money borrowed by CMS Energy (including purchase money obligations) or evidenced by debentures (other than Subordinated Debt Securities), notes, bankers’ acceptances or other corporate debt securities or similar instruments issued by CMS Energy;

•                                          all capital lease obligations of CMS Energy;

•                                          all obligations of CMS Energy issued or assumed as deferred purchase price of property, all conditional sale obligations of CMS Energy and all obligations of CMS Energy under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•                                          obligations with respect to letters of credit;

•                                          all indebtedness of others of the type referred to in the four preceding bullet points assumed by or guaranteed in any manner by CMS Energy or in effect guaranteed by CMS Energy;

•                                          all obligations of the type referred to in the five preceding bullet points of other persons secured by any lien on any property or asset of CMS Energy (subject to certain exceptions); or

•                                          renewals, extensions or refundings of any of the indebtedness referred to in the preceding six bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities.

The Subordinated Debt Indenture does not limit the total amount of Senior Indebtedness that may be issued.

If Subordinated Debt Securities are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Preferred Securities by such Trust, and if at such time:

•                                          there shall have occurred any event of which CMS Energy has actual knowledge (i) that with the giving of notice or the lapse of time, or both, would constitute an event of default under the Subordinated Debt Indenture and (ii) in respect of which CMS Energy shall not have taken reasonable steps to cure;

•                                          CMS Energy shall be in default with respect to its payment of any obligations under the Guarantees; or

•                                          CMS Energy shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities as provided in the Subordinated Debt Indenture and shall not have rescinded such notice, or such extended interest payment period, or any extension thereof, shall be continuing, then CMS Energy will not, and it will cause its subsidiaries to not:

•                                          declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of CMS Energy’s capital stock; or

•                                          make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of CMS Energy that rank pari passu with or junior to the Subordinated Debt Securities, other than:

•                                          any dividend, redemption, liquidation, interest, principal or guarantee payment by CMS Energy where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made;

•                                          payments under the Guarantees;

•                                          purchases of CMS Energy Common Stock related to the issuance of CMS Energy Common Stock under any of CMS Energy’s benefit plans for its directors, officers or employees;

•                                          as a result of a reclassification of CMS Energy’s capital stock or the exchange or conversion of one series or class of CMS Energy’s capital stock for another series or class of CMS Energy’s capital stock; and

•                                          the purchase of fractional interests in shares of CMS Energy’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

CMS Energy also covenants:

•                                          that for so long as Trust Preferred Securities are outstanding, not to convert the Subordinated Debt Securities except pursuant to a notice of conversion delivered to the conversion agent by a holder of Trust Preferred Securities;

•                                          to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors that are permitted pursuant to the Subordinated Debt Indenture may succeed to CMS Energy’s ownership of the Common Securities;

•                                          not to voluntarily terminate, wind-up or liquidate such Trust, except (i) in connection with a distribution of Subordinated Debt Securities to the holders of the Trust Preferred Securities in liquidation of such Trust or (ii) in connection with certain mergers, consolidations or amalgamations permitted by the declaration of trust or other governing instrument of such Trust; and

•                                          to use its reasonable efforts, consistent with the terms and provisions of the declaration of trust or other governing instrument of such Trust, to cause such Trust to remain a statutory trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

As part of the Guarantees, CMS Energy will agree that it will honor all obligations described therein relating to the conversion or exchange of the Trust Preferred Securities into or for CMS Energy Common Stock, Senior Debt Securities or Subordinated Debt Securities.

Conversion Rights

If the prospectus supplement so provides, the holders of CMS Energy Debt Securities may convert such CMS Energy Debt Securities into CMS Energy Common Stock at the option of the holders at the principal amount thereof, or of such portion thereof, at any time during the period specified in the prospectus supplement, at the conversion price or conversion rate specified in the prospectus supplement, except that, with respect to any CMS Energy Debt Securities (or portion thereof) called for redemption, such conversion right shall terminate at the close of business on the fifteenth day prior to the date fixed for redemption of such CMS Energy Debt Security, unless CMS Energy shall default in payment of the amount due upon redemption thereof.

The conversion price or conversion rate will be adjusted in certain events, including if CMS Energy:

•                                          pays a dividend or makes a distribution in shares of CMS Energy Common Stock;

•                                          subdivides its outstanding shares of CMS Energy Common Stock into a greater number of shares;

•                                          combines its outstanding shares of CMS Energy Common Stock into a smaller number of shares;

•                                          pays a dividend or makes a distribution on its CMS Energy Common Stock other than in shares of its CMS Energy Common Stock;

•                                          issues by reclassification of its shares of CMS Energy Common Stock any shares of its capital stock;

•                                          issues any rights or warrants to all holders of shares of its CMS Energy Common Stock entitling them (for a period expiring within 45 days after the relevant record date, or such other period as may be specified in the prospectus supplement) to purchase shares of CMS Energy Common Stock (or Convertible Securities as defined in the CMS Energy Indentures) at a price per share less than the Average Market Price (as defined in the CMS Energy Indentures); or

•                                          distributes to all holders of shares of its CMS Energy Common Stock any assets or debt securities or any rights or warrants to purchase securities;

provided, that no adjustment shall be made under the last two bullet points above if the adjusted conversion price would be higher than, or the adjusted conversion rate would be less than, the conversion price or conversion rate, as the case may be, in effect prior to such adjustment.

CMS Energy may reduce the conversion price or increase the conversion rate, temporarily or otherwise, by any amount, but in no event shall such adjusted conversion price or conversion rate result in shares of CMS Energy Common Stock being issuable upon conversion of the CMS Energy Debt Securities if converted at the time of such adjustment at an effective conversion price per share less than the par value of the CMS Energy Common Stock at the time such adjustment is made.  No adjustments in the conversion price or conversion rate need be made unless the adjustment would require an increase or decrease of at least 1% in the initial conversion price or conversion rate.  Any adjustment that is not made shall be carried forward and taken into account in any subsequent adjustment.  The foregoing conversion provisions may be modified to the extent set forth in the prospectus supplement.

Description of Stock Purchase Contracts and Stock Purchase Units

CMS Energy may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from CMS Energy, and CMS Energy to sell to the holders, a specified number of shares of CMS Energy Common Stock at a future date or dates.  The price per share of CMS Energy Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts.  The Stock Purchase Contracts may be issued separately or as part of Stock Purchase Units consisting of a Stock Purchase Contract and Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Trust Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the CMS Energy Common Stock under the Stock Purchase Contracts.  The Stock Purchase Contracts may require CMS Energy to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or refunded on some basis.  The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units.  The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

THE TRUSTS

The undivided common beneficial interests in each Trust will be owned by CMS Energy.  The net proceeds received by each of the Trusts from the sale of its Trust Preferred Securities or Common Securities will be used to purchase from CMS Energy its Senior Debt Securities or Subordinated Debt Securities in an aggregate principal amount equal to the aggregate liquidation preference of the Trust Securities, bearing interest at an annual rate equal to the annual distribution rate of such Trust Securities, having certain redemption terms that correspond to the redemption terms for the Trust Securities and, to the extent that the Trust Securities are convertible, having conversion terms that correspond to the conversion terms of the Trust Securities.  The Senior Debt Securities of CMS Energy will rank on an equal basis with all other unsecured debt of CMS Energy except subordinated debt.  The Subordinated Debt Securities of CMS Energy will rank subordinate in right of payment to all of CMS Energy’s Senior Indebtedness.  Distributions on the Trust Securities may not be made unless the Trust receives corresponding interest payments on such Senior Debt Securities or Subordinated Debt Securities from CMS Energy.  CMS Energy will irrevocably guarantee, on a senior or subordinated basis, as applicable, and to the extent set forth therein, with respect to each of the Trust Securities, the payment of distributions, the redemption price, including all accrued or deferred and unpaid distributions, and payment on liquidation, but only to the extent that the Trust has funds on hand.  Each Guarantee of CMS Energy will be unsecured and will be either equal to or subordinate to, as applicable, all Senior Indebtedness of CMS Energy.  Upon the occurrence of certain events (subject to the conditions to be described in an accompanying prospectus supplement), the Trust may be liquidated, and the holders of the Trust Securities could receive the underlying Senior Debt Securities or Subordinated Debt Securities of CMS Energy in lieu of any liquidating cash distribution.

Pursuant to the Trust Agreement, the number of CMS Energy Trustees will initially be three.  Two of the CMS Energy Trustees will be persons who are employees or officers of or who are affiliated with CMS Energy (the “Administrative Trustees”).  The third trustee will be a financial institution that is unaffiliated with CMS Energy, which trustee will serve as property trustee under the Trust Agreement and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the “Property Trustee”).  Initially, The Bank of New York Mellon, a New York banking corporation, will be the Property Trustee, until removed or replaced by the holder of the Common Securities.  For the purpose of compliance with the provisions of the Trust Indenture Act, The Bank of New York Mellon will also act as trustee (a “Guarantee Trustee”).  BNY Mellon Trust of Delaware will act as the “Delaware Trustee” for the purposes of the Delaware Statutory Trust Act, until removed or replaced by the holder of the Common Securities.  See “Effect of Obligations Under the CMS Energy Debt Securities and the Guarantees—The CMS Energy Guarantees” below.

The Property Trustee will hold title to the applicable CMS Energy Debt Securities for the benefit of the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges under the applicable CMS Energy Indenture as the holder of the CMS Energy Debt Securities.  In addition, the Property Trustee will maintain exclusive control of a segregated non-interest-bearing bank account (the “Property Account”) to hold all payments made in respect of the CMS Energy Debt Securities for the benefit of the holders of the Trust Securities.  The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account.  The Guarantee Trustee will hold the Guarantees of CMS Energy for the benefit of the holders of the Trust Securities.  CMS Energy, as the direct or indirect holder of all of the Common Securities, will have the right to appoint, remove or replace any CMS Energy Trustee and to increase or decrease the number of CMS Energy Trustees; provided, that the number of CMS Energy Trustees shall be at least three, a majority of which shall be Administrative Trustees.  CMS Energy will pay all fees and expenses related to the Trusts and the offering of the Trust Securities.

The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement, the Delaware Statutory Trust Act and the Trust Indenture Act.

The trustee in the State of Delaware is BNY Mellon Trust of Delaware, 301 Bellevue Parkway, 3rd Floor,  Wilmington, Delaware 19809.

Trust Preferred Securities

Each Trust may issue, from time to time, Trust Preferred Securities having terms described in the applicable prospectus supplement.  The Trust Agreement of each Trust will authorize the establishment of no more than one series of Trust Preferred Securities, having such terms, including distributions, redemption, conversion, exchange, voting, liquidation rights and such other preferred, deferred or other special rights or such rights or restrictions as shall be set forth therein or otherwise established by the relevant Trust’s trustees.  Reference is made to the prospectus supplement relating to the Trust Preferred Securities for specific terms, including:

•                                          the distinctive designation and the number of Trust Preferred Securities to be offered that will represent undivided beneficial interests in the assets of the Trust;

•                                          the annual distribution rate and the date or dates upon which such distributions will be paid; provided, however, distributions on the Trust Preferred Securities will be paid quarterly in arrears to holders of Trust Preferred Securities as of a record date on which the Trust Preferred Securities are outstanding;

•                                          whether distributions on Trust Preferred Securities would be deferred during any deferral of interest payments on the CMS Energy Debt Securities; provided, however, that no such deferral, including extensions, if any, may exceed 20 consecutive quarters nor extend beyond the stated maturity date of the CMS Energy Debt Securities, and, at the end of any such deferrals, CMS Energy shall make all interest payments then accrued or deferred and unpaid (including any compounded interest);

•                                          the amount of any liquidation preference;

•                                          the obligation, if any, of the Trust to redeem Trust Preferred Securities through the exercise by CMS Energy of an option on the corresponding CMS Energy Debt Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Trust Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation;

•                                          the period or periods within which, and the terms and conditions, if any, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments thereof, upon which, the Trust Preferred Securities shall be convertible or exchangeable at the option of the holder of the Trust Preferred Securities for other property or cash;

•                                          the voting rights, if any, of the Trust Preferred Securities in addition to those required by law and in the Trust Agreement or set forth under a Guarantee;

•                                          the additional payments, if any, that the Trust will pay as a distribution as necessary so that the net amounts reserved by the Trust and distributable to the holders of the Trust Preferred Securities, after all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) have been paid, will not be less than the amount that would have been reserved and distributed by the Trust, and the amount the holders of the Trust Preferred Securities would have reserved, had no such taxes, duties, assessments or governmental charges been imposed;

•                                          the terms and conditions, if any, upon which the underlying CMS Energy Debt Securities may be distributed to holders of Trust Preferred Securities; and

•                                          any other relative rights, powers, preferences, privileges, limitations or restrictions of the Trust Preferred Securities not inconsistent with the Trust Agreement or applicable law.

All Trust Preferred Securities offered hereby will be irrevocably guaranteed by CMS Energy, on a senior or subordinated basis, as applicable, and to the extent set forth under “Effect of Obligations Under the CMS Energy Debt Securities and the Guarantees—The CMS Energy Guarantees” below.  Any material United States federal income tax considerations applicable to any offering of the Trust Preferred Securities will be described in the prospectus supplement relating thereto.  The aggregate number of Trust Preferred Securities that the Trust shall have authority to issue will be pursuant to the terms of the Trust Agreement.

Effect of Obligations Under the CMS Energy Debt Securities and the Guarantees

As set forth in the Trust Agreement, the sole purpose of each Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each Trust and to use the proceeds from such issuance and sale to acquire directly the CMS Energy Debt Securities from CMS Energy.

As long as payments of interest and other payments are made when due on the CMS Energy Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors:

•                                          the aggregate principal amount of CMS Energy Debt Securities will be equal to the sums of the aggregate stated liquidation amount of the Trust Securities;

•                                          the interest rate and the interest and other payment dates on the CMS Energy Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Securities;

•                                          CMS Energy shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of the Trust (other than with respect to the Trust Securities); and

•                                          the Trust Agreement further provides that the trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

Payments of distributions (to the extent the Trust has funds available therefor) and other payments due on the Trust Preferred Securities (to the extent the Trust has funds available therefor) are guaranteed by CMS Energy as and to the extent set forth under “The CMS Energy Guarantees” below.  If CMS Energy does not make interest payments on the CMS Energy Debt Securities purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Trust Preferred Securities.  The Guarantees do not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of distributions and other payments on the Trust Preferred Securities only if and to the extent that CMS Energy has made a payment of interest or principal on the CMS Energy Debt Securities held by the Trust as its sole asset.  The Guarantees, when taken together with CMS Energy’s obligations under the CMS Energy Debt Securities and the CMS Energy Indenture and its obligations under the Trust Agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts on the Trust Preferred Securities.

If CMS Energy fails to make interest or other payments on the CMS Energy Debt Securities when due (taking account of any extension period), the Trust Agreement provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Property Trustee to enforce its rights under the CMS Energy Debt Securities.  If the Property Trustee fails to enforce its rights under the CMS Energy Debt Securities, a holder of Trust Preferred Securities may institute a legal proceeding against CMS Energy to enforce the Property Trustee’s rights under the CMS Energy Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity.  Notwithstanding the foregoing, if an event of default has occurred and is continuing under the Trust Agreement, and such event is attributable to the failure of CMS Energy to pay interest or principal on the CMS Energy Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Trust Preferred Securities may institute legal proceedings directly against CMS Energy to obtain payment.  If CMS Energy fails to make payments under the Guarantees, the Guarantees provide a mechanism whereby the holders of the Trust Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder.  Any holder of Trust Preferred Securities may institute a legal proceeding directly against CMS Energy to enforce the Guarantee Trustee’s rights under a Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

The CMS Energy Guarantees

Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by CMS Energy for the benefit of the holders, from time to time, of the Trust Preferred Securities.  Each Guarantee will be qualified as an indenture under the Trust Indenture Act.  The Bank of New York Mellon, an independent trustee, will act as indenture trustee under the Guarantees for the purpose of compliance with the provisions of the Trust Indenture Act.  This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantees, which are filed as exhibits to the Registration Statement of which this prospectus forms a part.

General

CMS Energy will irrevocably and unconditionally agree to pay in full, on a senior or subordinated basis, as applicable, the Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment.  The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust (the “Guarantee Payments”), will be subject to a Guarantee:

•                                          any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand available therefor at such time;

•                                          the redemption price with respect to any Trust Preferred Securities called for redemption to the extent that the Trust has funds on hand available therefor; or

•                                          upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the CMS Energy Debt Securities are distributed to holders of the Trust Preferred Securities), the lesser of (i) the aggregate of the liquidation preference per Trust Preferred Security plus accrued and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent that the Trust has funds on hand available therefor, and (ii) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities.

CMS Energy’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts of CMS Energy to the holders of the Trust Preferred Securities or by causing the Trust to pay such amount to such holders.

Such Guarantees will be irrevocable guarantees, on a senior or subordinated basis, as applicable, of the Trust’s obligations under the Trust Preferred Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and are not guarantees of collection.  If CMS Energy does not make interest payments on the CMS Energy Debt Securities held by the Trust, the Trust will not be able to pay distributions on the Trust Preferred Securities and will not have funds legally available therefor.

CMS Energy will, through the Guarantees, the Trust Agreements, the Senior Debt Securities, the Subordinated Debt Securities, the CMS Energy Indentures and the related expense agreement, taken together, fully, irrevocably and unconditionally guarantee all of the Trust’s obligations under the Trust Preferred Securities.  No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such Guarantee.  It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under the Trust Preferred Securities.

CMS Energy has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities to the same extent as the Guarantees, except that, upon the occurrence and during the continuation of a Trust Agreement event of default, holders of Trust Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of CMS Energy

CMS Energy will covenant in each Guarantee that if and so long as:

•                                          the Trust is the holder of all the CMS Energy Debt Securities;

•                                          a Tax Event (as defined in the Guarantee) in respect of the Trust has occurred and is continuing; and

•                                          CMS Energy has elected, and has not revoked such election, to pay Additional Sums (as defined in the Guarantee) in respect of the Trust Preferred Securities and Common Securities,

CMS Energy will pay to the Trust such Additional Sums.

CMS Energy also covenants that if Subordinated Debt Securities are issued to a Trust or trustee of such Trust in connection with the issuance of Trust Preferred Securities by such Trust and, if at such time:

•                                          there shall have occurred any event of which CMS Energy has actual knowledge that (i) with the giving of notice or the lapse of time, or both, would constitute an event of default under the Subordinated Debt Indenture and (ii) in respect of which CMS Energy shall not have taken reasonable steps to cure;

•                                          CMS Energy shall be in default with respect to its payment of any obligations under the Guarantees; or

•                                          CMS Energy shall have given notice of its election to defer payments of interest on the Subordinated Debt Securities as provided in the Subordinated Debt Indenture and shall not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing, then CMS Energy will not, and it will cause its subsidiaries to not:

•                                          declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of CMS Energy’s capital stock; or

•                                          make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of CMS Energy that rank pari passu with or junior to the Subordinated Debt Securities;

other than:

•                                          any dividend, redemption, liquidation, interest, principal or guarantee payment by CMS Energy where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, liquidation, interest, principal or guarantee payment is being made;

•                                          payments under the Guarantees;

•                                          purchases of CMS Energy Common Stock related to the issuance of CMS Energy Common Stock under any of CMS Energy’s benefit plans for its directors, officers or employees;

•                                          as a result of a reclassification of CMS Energy’s capital stock or the exchange or conversion of one series or class of CMS Energy’s capital stock for another series or class of CMS Energy’s capital stock; and

•                                          the purchase of fractional interests in shares of CMS Energy’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

CMS Energy also covenants:

•                                          that for so long as Trust Preferred Securities are outstanding, not to convert Subordinated Debt Securities except pursuant to a notice of conversion delivered to the conversion agent by a holder of Trust Preferred Securities;

•                                          to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors that are permitted pursuant to the Subordinated Debt Indenture may succeed to CMS Energy’s ownership of the Common Securities;

•                                          to not voluntarily terminate, wind-up or liquidate the Trust, except (i) in connection with a distribution of the Subordinated Debt Securities to the holders of the Trust Preferred Securities in liquidation of the Trust or (ii) in connection with certain mergers, consolidations or amalgamations permitted by the declaration of trust or other governing instrument of such Trust;

•                                          to maintain the reservation for issuance of the number of shares of CMS Energy Common Stock that would be required from time to time upon the conversion of all of the CMS Energy Debt Securities then outstanding;

•                                          to use its reasonable efforts, consistent with the terms and provisions of the declaration of trust or other governing instrument of such Trust, to cause the Trust to remain classified as a statutory trust and not as an association taxable as a corporation for United States federal income tax purposes; and

•                                          to deliver shares of CMS Energy Common Stock upon an election by the holders of the Trust Preferred Securities to convert such Trust Preferred Securities into CMS Energy Common Stock.

As part of the Guarantees, CMS Energy will agree that it will honor all obligations described therein relating to the conversion or exchange of the Trust Preferred Securities into or for CMS Energy Common Stock, Senior Debt Securities or Subordinated Debt Securities.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Guarantees may not be amended without the prior approval of the holders of a majority in aggregate liquidation amount of such outstanding Trust Preferred Securities.  All guarantees and agreements contained in the Guarantees shall bind the successors, assigns, receivers, trustees and representatives of CMS Energy and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

Termination of the Guarantees

The Guarantees will terminate and be of no further force and effect upon full payment of the redemption price of the Trust Preferred Securities, upon full payment of the amounts payable upon liquidation of the Trust, upon the distribution, if any, of CMS Energy Common Stock to the holders of Trust Preferred Securities in respect of the conversion of all such holders’ Trust Preferred Securities into CMS Energy Common Stock or upon distribution of the underlying CMS Energy Debt Securities to the holders of the Trust Preferred Securities in exchange for all of the Trust Preferred Securities.  The Guarantees will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under such Trust Preferred Securities or the Guarantees.

Events of Default

An event of default under a Guarantee will occur upon the failure of CMS Energy to perform any of its payment or other obligations thereunder.  The holders of a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to a Guarantee Trustee in respect of a Guarantee or to direct the exercise of any trust or power conferred upon a Guarantee Trustee under the Guarantees.

If a Guarantee Trustee fails to enforce a Guarantee, any holder of the Trust Preferred Securities may institute a legal proceeding directly against CMS Energy to enforce its rights under such Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.  In addition, any record holder of Trust Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against CMS Energy to obtain Guarantee Payments, without first waiting to determine if the Guarantee Trustee has enforced a Guarantee or instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.  CMS Energy has waived any right or remedy to require that any action be brought just against the Trust or any other person or entity before proceeding directly against CMS Energy.

CMS Energy, as guarantor, is required to file annually with each Guarantee Trustee a certificate as to whether or not CMS Energy is in compliance with all the conditions and covenants applicable to it under the Guarantees.

Status of the Guarantees

The Guarantees will constitute unsecured obligations of CMS Energy and will rank equal to or subordinate and junior in right of payment to all other liabilities of CMS Energy, as applicable.  The Guarantees will rank pari passu with or senior to, as applicable, any guarantee now or hereafter entered into by CMS Energy in respect of any preferred or preference stock of any affiliate of CMS Energy.

The Guarantees will constitute a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity.  The Guarantees will be held for the benefit of the holders of the Trust Preferred Securities.  The Guarantees will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the underlying CMS Energy Debt Securities to the holders of the Trust Preferred Securities.  The Guarantees do not place a limitation on the amount of additional indebtedness that may be incurred by CMS Energy or any of its subsidiaries.

CONSUMERS

Introduction

Specific terms of Consumers’ debt securities (the “Consumers Offered Securities” or the “Consumers Debt Securities”), consisting of senior notes or first mortgage bonds, or any combination of these securities, for which this prospectus is being delivered, will be set forth in an accompanying prospectus supplement or supplements.  The prospectus supplement will set forth with regard to the particular Consumers Offered Securities, without limitation, the designation, the total principal amount, the denomination, the maturity, the premium, if any, any exchange, conversion, redemption or sinking fund provisions, any interest rate (which may be fixed or variable), the time or method of calculating any interest payments, the right of Consumers, if any, to defer payment or interest thereon and the maximum length of such deferral, the put options, if any, the public offering price, the ranking, any listing on a securities exchange and other specific terms of the offering.

Consumers Debt Securities

Senior notes will be issued under a senior note indenture dated as of February 1, 1998, as amended and supplemented, with The Bank of New York Mellon, as the senior note trustee (the “Senior Note Indenture”).  The first mortgage bonds will be issued under a mortgage indenture dated as of September 1, 1945, as amended and supplemented, with The Bank of New York Mellon, as the mortgage trustee (the “Mortgage Indenture”).  The Senior Note Indenture and the Mortgage Indenture are sometimes referred to in this prospectus individually as a “Consumers Indenture” and collectively as the “Consumers Indentures”.

The following briefly summarizes the material provisions of the Consumers Indentures that have been filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.  This summary of the Consumers Indentures is not complete and is qualified in its entirety by reference to the Consumers Indentures.  You should read the more detailed provisions of the applicable Consumers Indenture, including the defined terms, for provisions that may be important to you.  You should also read the particular terms of a series of Consumers Debt Securities, which will be described in more detail in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, the trustee under the Senior Note Indenture and the Mortgage Indenture will be The Bank of New York Mellon.

General

The Consumers Indentures provide that Consumers Debt Securities may be issued in one or more series, with different terms, in each case as authorized from time to time by Consumers.

Certain material United States federal income tax consequences and other special considerations applicable to any Consumers Debt Securities issued at a discount will be described in the applicable prospectus supplement.

The applicable prospectus supplement relating to any series of Consumers Debt Securities will describe the specific terms of that series and of the offering.  Such terms may include some or all of the following:

•                                          the designation of such series of Consumers Debt Securities;

•                                          any limitations on the aggregate principal amount of such series of Consumers Debt Securities;

•                                          the original issue date for such series and the stated maturity date or dates of such series;

•                                          the percentage of the principal amount at which the Consumers Debt Securities will be sold and, if applicable, the method of determining the price;

•                                          the interest rate or rates, or the method of calculation of such rate or rates, for such series of Consumers Debt Securities and the date from which such interest shall accrue;

•                                          the terms, if any, regarding the optional or mandatory redemption of such series, including redemption date or dates, if any, and the price or prices applicable to such redemption;

•                                          the form of the Consumers Debt Securities of such series;

•                                          the maximum annual interest rate, if any, permitted for such series of Consumers Debt Securities;

•                                          any other information required to complete the debt securities of such series;

•                                          the establishment of any office or agency pursuant to the terms of the Consumers Indentures where the Consumers Debt Securities may be presented for payment; and

•                                          any other specific terms of the Consumers Debt Securities of such series.

Concerning the Trustees

The Bank of New York Mellon, the trustee under the Senior Note Indenture for the senior notes and the trustee under the Mortgage Indenture for the first mortgage bonds, is one of a number of banks with which Consumers and its subsidiaries maintain ordinary banking relationships.

Exchange and Transfer

Consumers Debt Securities may be presented for exchange and registered Consumers Debt Securities may be presented for registration of transfer at the office or agency maintained for that purpose subject to the restrictions set forth in the Consumers Debt Security and in the applicable prospectus supplement without service charge but upon payment of any taxes or other governmental charges due in connection with the exchange, subject to any limitations contained in the applicable Consumers Indenture.  Consumers Debt Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery as provided in the applicable Consumers Indenture.

Governing Law

Each Consumers Indenture and the Consumers Debt Securities will be governed by, and construed in accordance with, the laws of the State of Michigan unless the laws of another jurisdiction shall mandatorily apply.

Senior Notes

General

The senior notes will be issued under the Senior Note Indenture.  The following summary of the terms of the senior notes does not purport to be complete and is qualified in its entirety by express reference to the Senior Note Indenture, which is incorporated by reference herein.  They make use of defined terms and are qualified in their entirety by express reference to the cited sections and articles of the Senior Note Indenture.

Payment

Payments of principal of and any interest on senior notes in registered form will be made at the office or agency of the senior note trustee in the Borough of Manhattan, The City of New York or its other designated office.  However, at the option of Consumers, payment of any interest may be made by check or by wire transfer.  Payment of any interest due on senior notes in registered form will be made to the persons in whose name the senior notes are registered at the close of business on the record date for such interest payments.  Payments to be made in any other manner will be specified in the applicable prospectus supplement.

Security; Release Date

Until the Release Date (as described in the next paragraph), the senior notes will be secured by one or more series of Consumers’ first mortgage bonds issued and delivered by Consumers to the senior note trustee.  See “First Mortgage Bonds” below.  Upon the issuance of a series of senior notes prior to the Release Date, Consumers will simultaneously issue and deliver to the senior note trustee, as security for all senior notes of that series, a series of first mortgage bonds that will have the same stated maturity date and corresponding redemption provisions and will be in the same aggregate principal amount as the series of the senior notes being issued.  Any series of first mortgage bonds securing senior notes may, but need not, bear interest.  Any payment by Consumers to the senior note trustee of principal of, and interest and/or premium, if any, on, a series of first mortgage bonds will be applied by the senior note trustee to satisfy Consumers’ obligations with respect to principal of, and interest and/or premium, if any, on, the corresponding senior notes.

The “Release Date” will be the date that all first mortgage bonds of Consumers issued and outstanding under the Mortgage Indenture, other than first mortgage bonds securing senior notes, have been retired (at, before or after their maturity) through payment, redemption or otherwise.  On the Release Date, the senior note trustee will deliver to Consumers, for cancellation, all first mortgage bonds securing senior notes.  Not later than 30 days thereafter, the senior note trustee will provide notice to all holders of senior notes of the occurrence of the Release Date.  As a result, on the Release Date, the first mortgage bonds securing senior notes will cease to secure the senior notes.  The senior notes will then become unsecured general obligations of Consumers and will rank equally with other unsecured indebtedness of Consumers.  Each series of first mortgage bonds that secures senior notes will be secured by a lien on certain property owned by Consumers.  See “First Mortgage Bonds—Priority and Security” below.  Upon the payment or cancellation of any outstanding senior notes, the senior note trustee will surrender to Consumers for cancellation an equal principal amount of the related series of first mortgage bonds.  Consumers will not permit, at any time prior to the Release Date, the aggregate principal amount of first mortgage bonds securing senior notes held by the senior note trustee to be less than the aggregate principal amount of senior notes outstanding.  Following the Release Date, Consumers will cause the Mortgage Indenture to be discharged and will not issue any additional first mortgage bonds under the Mortgage Indenture.  While Consumers will be precluded after the Release Date from issuing additional first mortgage bonds, it will not be precluded under the Senior Note Indenture or senior notes from issuing or assuming other secured debt, or incurring liens on its property, except to the extent indicated under “—Certain Covenants of Consumers—Limitation on Liens” below.

Events of Default

The following constitute events of default under senior notes of any series:

•                                          failure to pay principal of and premium, if any, on any senior note of such series when due;

•                                          failure to pay interest on any senior note of such series when due for 60 days;

•                                          failure to perform any other covenant or agreement of Consumers in the Senior Note Indenture or in the senior notes of such series for 90 days after written notice to Consumers by the senior note trustee or the holders of at least 33% in aggregate principal amount of the outstanding senior notes;

•                                          prior to the Release Date, a default under the Mortgage Indenture has occurred and is continuing; provided, however, that the waiver or cure of such default and the rescission and annulment of the consequences under the Mortgage Indenture will be a waiver of the corresponding event of default under the Senior Note Indenture and a rescission and annulment of the consequences under the Senior Note Indenture; and

•                                          certain events of bankruptcy, insolvency, reorganization, assignment or receivership of Consumers.

If an event of default occurs and is continuing, either the senior note trustee or the holders of a majority in aggregate principal amount of the outstanding senior notes may declare the principal amount of all senior notes to be due and payable immediately.

The senior note trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders of senior notes of such series unless those holders have offered to the senior note trustee reasonable security or indemnity.  Subject to certain limitations contained in the Senior Note Indenture, the holders of a majority in aggregate principal amount of the outstanding senior notes of such series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior note trustee or of exercising any trust or power conferred on the senior note trustee.  The holders of a majority in aggregate principal amount of the outstanding senior notes of such series generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of senior notes of such series.

No holder of senior notes of a series may institute any action against Consumers under the Senior Note Indenture unless:

•                                          that holder gives to the senior note trustee written notice of default and its continuance;

•                                          the holders of a majority in aggregate principal amount of senior notes of such series then outstanding affected by that event of default request the senior note trustee to institute such action;

•                                          that holder has offered the senior note trustee reasonable indemnity; and

•                                          the senior note trustee shall not have instituted such action within 60 days of such request.

Furthermore, no holder of senior notes will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior notes of such series.

Within 90 days after the occurrence of a default with respect to the senior notes of a series, the senior note trustee must give the holders of the senior notes of such series notice of any such default known to the senior note trustee, unless cured or waived.  The senior note trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so except in the case of default in the payment of principal of, and interest and/or premium, if any, on, any senior notes of such series.  Consumers is required to deliver to the senior note trustee each year a certificate as to whether or not, to the knowledge of the officer signing such certificate, Consumers is in compliance with the conditions and covenants under the Senior Note Indenture.

Modification

Except as described below, Consumers and the senior note trustee cannot modify and amend the Senior Note Indenture without the consent of the holders of a majority in aggregate principal amount of the outstanding affected senior notes.  Consumers and the senior note trustee cannot modify or amend the Senior Note Indenture without the consent of the holder of each outstanding senior note of such series to:

•                                          change the maturity date of any senior note of such series;

•                                          reduce the rate (or change the method of calculation thereof) or extend the time of payment of interest on any senior note of such series;

•                                          reduce the principal amount of, or premium payable on, any senior note of such series;

•                                          change the coin or currency of any payment of principal of, and interest and/or premium on, any senior note of such series;

•                                          change the date on which any senior note of such series may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior note of such series; or

•                                          impair the interest of the senior note trustee in the first mortgage bonds securing the senior notes of such series held by it or, prior to the Release Date, reduce the principal amount of any series of first mortgage bonds securing the senior notes of such series to an amount less than the principal amount of the related series of senior notes or alter the payment provisions of such first mortgage bonds in a manner adverse to the holders of the senior notes.

Consumers and the senior note trustee cannot modify or amend the Senior Note Indenture without the consent of all holders of the senior notes to (i) modify the bullet points in the prior paragraph or (ii) reduce the percentage of senior notes the holders of which are required to consent to any such modification or amendment or waive any event of default to less than a majority.

Consumers and the senior note trustee can modify and amend the Senior Note Indenture without the consent of the holders in certain cases, including:

•                                          to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not inconsistent with the Senior Note Indenture or prejudicial to the interests of the holders in any material respect;

•                                          to add to the covenants of Consumers for the benefit of the holders or to surrender a right conferred on Consumers in the Senior Note Indenture;

•                                          to add further security for the senior notes of such series;

•                                          to add provisions permitting Consumers to be released with respect to one or more series of outstanding senior notes from its obligations under the covenants upon satisfaction of conditions with respect to such series of senior notes; or

•                                          to make any other change that is not prejudicial to the holders of senior notes of such series in any material respect.

A supplemental indenture that changes or eliminates any covenant or other provision of the Senior Note Indenture (or any supplemental indenture) that has expressly been included solely for the benefit of one or more series of senior notes, or that modifies the rights of the holders of senior notes of such series with respect to such covenant or provision, will be deemed not to affect the rights under the Senior Note Indenture of the holders of senior notes of any other series.

Defeasance and Discharge

The Senior Note Indenture provides that Consumers will be discharged from any and all obligations in respect to the senior notes of such series and the Senior Note Indenture (except for certain obligations such as obligations to register the transfer or exchange of senior notes, replace stolen, lost or mutilated senior notes and maintain paying agencies) if, among other things, Consumers irrevocably deposits with the senior note trustee, in trust for the benefit of holders of senior notes of such series, money or certain United States government obligations, or any combination of money and government obligations.  The payment of interest and principal on the deposits in accordance with their terms must provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior notes on the dates such payments are due in accordance with the terms of the Senior Note Indenture and the senior notes of such series.  If all of the senior notes of such series are not due within 90 days of such deposit by redemption or otherwise, Consumers must also deliver to the senior note trustee an opinion of counsel to the effect that the holders of the senior notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of that defeasance or discharge of the Senior Note Indenture.  Thereafter, the holders of senior notes must look only to the deposit for payment of the principal of, and interest and any premium on, the senior notes.

Consolidation, Merger and Sale or Disposition of Assets

Consumers may not consolidate with or merge into another corporation, or sell or otherwise dispose of its properties as or substantially as an entirety to any person, unless among other things:

•                                          the new corporation or person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

•                                          the new corporation or person assumes the due and punctual payment of the principal of and premium and interest on all the senior notes and the performance of every covenant of the Senior Note Indenture to be performed or observed by Consumers; and

•                                          prior to the Release Date, the new corporation or person assumes Consumers’ obligations under the Mortgage Indenture with respect to first mortgage bonds securing senior notes.

The conveyance or other transfer by Consumers of:

•                                          all or any portion of its facilities for the generation of electric energy;

•                                          all of its facilities for the transmission of electric energy; or

•                                          all of its facilities for the distribution of natural gas;

in each case considered alone or in any combination with properties described in such bullet points, will not be considered a conveyance or other transfer of all the properties of Consumers as or substantially as an entirety.

Certain Covenants of Consumers

Limitation on Liens

So long as any senior notes are outstanding, Consumers may not issue, assume, guarantee or permit to exist after the Release Date any debt that is secured by any mortgage, security interest, pledge or lien (each, a “Lien”) on any operating property of Consumers, whether owned at the date of the Senior Note Indenture or thereafter acquired, without in any such case effectively securing the senior notes (together with, if Consumers shall so determine, any other indebtedness of Consumers ranking equally with the senior notes) equally and ratably with such debt (but only so long as such debt is so secured).  The foregoing restriction will not apply to indebtedness secured by:

•                                          Liens on any operating property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to such operating property);

•                                          Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of its properties (or those of a division) as or substantially as an entirety to, Consumers;

•                                          Liens on operating property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of construction or development or substantial repair, alteration or improvement;

•                                          Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any debt (including, without limitation, obligations of Consumers with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or developing or substantially repairing, altering or improving operating property of Consumers; or

•                                          any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the first four bullet points above; provided, however, that the principal amount of debt secured thereby and not otherwise authorized by the first four bullet points above, inclusive, shall not exceed the principal amount of debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

These restrictions will not apply to the issuance, assumption or guarantee by Consumers of debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate principal amount that, together with the principal amount of all other secured debt of Consumers (not including secured debt permitted under any of the foregoing exceptions) and the value of sale and lease-back transactions existing at such time (other than sale and lease-back transactions the proceeds of which have been applied to the retirement of certain indebtedness, sale and lease-back transactions in which the property involved would have been permitted to be subjected to a Lien under any of the bullet points above and sale and lease-back transactions that are permitted by the first sentence of “Limitation on Sale and Leaseback Transactions” below), does not exceed the greater of 15% of net tangible assets or 15% of capitalization.

Limitation on Sale and Leaseback Transactions

So long as senior notes are outstanding, Consumers may not enter into or permit to exist after the Release Date any sale and lease-back transaction with respect to any operating property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser’s commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of such operating property or the placing in operation of such operating property or of such operating property as constructed or developed or substantially repaired, altered or improved.  This restriction will not apply if:

•                                          Consumers would be entitled under any of the provisions described in the bullet points set forth under “Limitation on Liens” above to issue, assume, guarantee or permit to exist debt secured by a Lien on such operating property without equally and ratably securing the senior notes;

•                                          after giving effect to such sale and lease-back transaction, Consumers could incur, pursuant to the provisions described in the second paragraph under “Limitation on Liens” above, at least $1.00 of additional debt secured by Liens (other than Liens permitted by the preceding bullet point); or

•                                          Consumers applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value) thereof, and, otherwise, an amount equal to the fair value (as determined by its board of directors) of the operating property so leased to the retirement of senior notes or other debt of Consumers ranking senior to, or equally with, the senior notes, subject to reduction for senior notes and such debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

Voting of Senior Note Mortgage Bonds Held by the Senior Note Trustee

The senior note trustee, as the holder of first mortgage bonds securing senior notes, will attend any meeting of bondholders under the Mortgage Indenture, or, at its option, will deliver its proxy in connection therewith as it relates to matters with respect to which it is entitled to vote or consent.  So long as no event of default under the Senior Note Indenture has occurred and is continuing, the senior note trustee will vote or consent:

•                                          in favor of amendments or modifications of the Mortgage Indenture of substantially the same tenor and effect as follows:

•                                          to eliminate the maintenance and replacement fund and to recover amounts of net property additions previously applied in satisfaction thereof so that the same would become available as a basis for the issuance of first mortgage bonds;

•                                          to eliminate sinking funds or improvement funds and to recover amounts of net property additions previously applied in satisfaction thereof so that the same would become available as a basis for the issuance of first mortgage bonds;

•                                          to eliminate the restriction on the payment of dividends on common stock and to eliminate the requirements in connection with the periodic examination of the mortgaged and pledged property by an independent engineer;

•                                          to permit first mortgage bonds to be issued under the Mortgage Indenture in a principal amount equal to 70% of unfunded net property additions instead of 60%, to permit sinking funds or improvement funds requirements (to the extent not otherwise eliminated) under the Mortgage Indenture to be satisfied by the application of net property additions in an amount equal to 70% of such additions instead of 60%, and to permit the acquisition of property subject to certain liens prior to the lien of the Mortgage Indenture if the principal amount of indebtedness secured by such liens does not exceed 70% of the cost of such property instead of 60%;

•                                          to eliminate requirements that Consumers deliver a net earnings certificate for any purpose under the Mortgage Indenture;

•                                          to raise the minimum dollar amount of insurance proceeds on account of loss or damage that must be payable to the senior note trustee from $50,000 to an amount equal to the greater of (i) $5,000,000 and (ii) 3% of the total principal amount of first mortgage bonds outstanding;

•                                          to increase the amount of the fair value of property that may be sold or disposed of free from the lien of the Mortgage Indenture, without any release or consent by the mortgage trustee, from not more than $25,000 in any calendar year to not more than an amount equal to the greater of (i) $5,000,000 and (ii) 3% of the total principal amount of first mortgage bonds then outstanding;

•                                          to permit certain mortgaged and pledged property to be released from the lien of the Mortgage Indenture if, in addition to certain other conditions, the senior note trustee receives purchase money obligations of not more than 70% of the fair value of such property instead of 60% and to eliminate the further requirement for the release of such property that the aggregate principal amount of purchase money obligations held by the mortgage trustee not exceed 20% of the principal amount of first mortgage bonds outstanding; and

•                                          to eliminate the restriction prohibiting the mortgage trustee from applying cash held by it pursuant to the Mortgage Indenture to the purchase of bonds not otherwise redeemable at a price exceeding 110% of the principal of such bonds, plus accrued interest; and

•                                          with respect to any other amendments or modifications of the Mortgage Indenture, as follows: the senior note trustee shall vote all first mortgage bonds securing senior notes then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under the Mortgage Indenture, the holders of which are eligible to vote or consent; however, the senior note trustee will not vote in favor of, or consent to, any amendment or modification of the Mortgage Indenture that, if it were an amendment or modification of the Senior Note Indenture, would require the consent of holders of senior notes (as described under “Modification” above) without the prior consent of holders of senior notes that would be required for such an amendment or modification of the Senior Note Indenture.

Concerning the Senior Note Trustee

The Bank of New York Mellon is both the senior note trustee under the Senior Note Indenture and the mortgage trustee under the Mortgage Indenture.  The Senior Note Indenture provides that Consumers’ obligations to compensate the senior note trustee and reimburse the senior note trustee for expenses, disbursements and advances will constitute indebtedness that will be secured by a lien generally prior to that of the senior notes upon all property and funds held or collected by the senior note trustee as such.

First Mortgage Bonds

General

The first mortgage bonds issued either alone or securing senior notes or other obligations will be issued under the Mortgage Indenture.  The following summary of the terms of the first mortgage bonds does not purport to be complete and is qualified in its entirety by all of the provisions of the Mortgage Indenture, which is incorporated by reference herein.  They make use of defined terms and are qualified in their entirety by express reference to the Mortgage Indenture, a copy of which will be available upon request to the mortgage trustee (or, in the case of first mortgage bonds being issued to secure senior notes, the request should be made to the senior note trustee).

First mortgage bonds securing senior notes are to be issued under the Mortgage Indenture as security for Consumers’ obligations under the Senior Note Indenture and will be immediately delivered to and registered in the name of the senior note trustee.  The first mortgage bonds securing senior notes will be issued as security for senior notes of a series and will secure the senior notes of that series until the Release Date.  The Senior Note Indenture provides that the senior note trustee shall not transfer any first mortgage bonds securing senior notes except to a successor trustee, to Consumers (as provided in the Senior Note Indenture) or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of Consumers.  The senior note trustee shall generally vote the first mortgage bonds securing senior notes proportionately with what it believes to be the vote of all other first mortgage bonds then outstanding except in connection with certain amendments or modifications of the Mortgage Indenture, as described under “Senior Notes—Voting of Senior Note Mortgage Bonds Held by the Senior Note Trustee” above.

First mortgage bonds securing senior notes will correspond to the senior notes of the related series in respect of principal amount, interest rate, maturity date and redemption provisions.  Upon payment of the principal or premium, if any, or interest on senior notes of a series, the related first mortgage bonds in a principal amount equal to the principal amount of such senior notes will, to the extent of such payment of principal, premium or interest, be deemed fully paid and the obligation of Consumers to make such payment shall be discharged.

Payment

Payments of principal of and any interest on first mortgage bonds in registered form will be made at the office or agency of Consumers in the Borough of Manhattan, The City of New York or its other designated office.

Priority and Security

The first mortgage bonds issued either alone or securing senior notes of any series will rank equally as to security with first mortgage bonds of other series now outstanding or issued later under the Mortgage Indenture.  This security is a direct first lien on substantially all of Consumers’ property and franchises (other than certain property expressly excluded from the lien (such as cash, bonds, stock and certain other securities, contracts, accounts and bills receivables, judgments and other evidences of indebtedness, stock in trade, materials or supplies manufactured or acquired for the purpose of sale and/or resale in the usual course of business or consumable in the operation of any of the properties of Consumers, natural gas, oil and minerals, and motor vehicles)).  This lien is subject to excepted encumbrances (and certain other limitations) as defined and described in the Mortgage Indenture.  The Mortgage Indenture permits, with certain limitations, the acquisition of property subject to prior liens and, under certain conditions, permits the issuance of additional indebtedness under such prior liens to the extent of 60% of net property additions made by Consumers to the property subject to such prior liens.

Release and Substitution of Property

The Mortgage Indenture provides that, subject to various limitations, property may be released from the lien thereof when sold or exchanged, or contracted to be sold or exchanged, upon the basis of:

•                                          cash deposited with the mortgage trustee;

•                                          first mortgage bonds or purchase money obligations delivered to the mortgage trustee;

•                                          prior lien bonds delivered to the mortgage trustee or reduced or assumed by the purchaser;

•                                          property additions acquired in exchange for the property released; or

•                                          a showing that unfunded net property additions exist.

The Mortgage Indenture also permits the withdrawal of cash upon a showing that unfunded net property additions exist or against the deposit of first mortgage bonds or the application thereof to the retirement of first mortgage bonds.

Modification of Mortgage Indenture

The Mortgage Indenture, the rights and obligations of Consumers and the rights of the first mortgage bondholders may be modified through a supplemental indenture by Consumers with the consent of the holders of not less than 75% in principal amount of the first mortgage bonds and of not less than 60% in principal amount of each series affected.  In general, however, no modification of the terms of payment of principal or interest is effective against any first mortgage bondholder without the first mortgage bondholder’s consent, and no modification affecting the lien or reducing the percentage required for modification is effective without the consent of all first mortgage bondholders.  Consumers has reserved the right without any consent or other action by the holders of first mortgage bonds of any series or by the holder of any senior note or exchange note that is secured by first mortgage bonds to amend the Mortgage Indenture in order to substitute a majority in principal amount of first mortgage bonds outstanding under the Mortgage Indenture for the 75% requirement set forth above (and then only in respect of such series of outstanding first mortgage bonds as shall be affected by the proposed action) and to eliminate the requirement for a series-by-series consent requirement.

Concerning the Mortgage Trustee

The Bank of New York Mellon is both the mortgage trustee under the Mortgage Indenture and the senior note trustee under the Senior Note Indenture.  The Mortgage Indenture provides that Consumers’ obligations to compensate the mortgage trustee and reimburse the mortgage trustee for expenses, disbursements and advances will constitute indebtedness that will be secured by a lien generally prior to that of the first mortgage bonds upon all property and funds held or collected by the mortgage trustee as such.

Defaults

The Mortgage Indenture defines the following as defaults:

•                                          failure to pay principal when due;

•                                          failure to pay interest for 60 days;

•                                          failure to pay any installment of any sinking or other purchase fund for 90 days;

•                                          certain events in bankruptcy, insolvency or reorganization; and

•                                          failure to perform any other covenant for 90 days following written demand by the mortgage trustee for Consumers to cure such failure.

Consumers has covenanted to pay interest on any overdue principal and (to the extent permitted by law) on overdue installments of interest, if any, on the first mortgage bonds under the Mortgage Indenture at the rate of 6% per year.  The Mortgage Indenture does not contain a provision requiring any periodic evidence to be furnished as to the absence of default or as to compliance with the terms thereof.  However, Consumers is required by law to furnish annually to the mortgage trustee a certificate as to compliance with all conditions and covenants under the Mortgage Indenture.

The mortgage trustee or the holders of at least 20% in aggregate principal amount of the outstanding first mortgage bonds may declare the principal due on default, but the holders of a majority in aggregate principal amount may rescind such declaration and waive the default if the default has been cured.  Subject to certain limitations, the holders of a majority in aggregate principal amount may generally direct the time, method and place of conducting any proceeding for the enforcement of the Mortgage Indenture.  No first mortgage bondholder has the right to institute any proceedings relating to the Mortgage Indenture unless that holder shall have given the mortgage trustee written notice of a default, the holders of 20% of outstanding first mortgage bonds shall have tendered to the mortgage trustee reasonable indemnity against costs, expenses and liabilities and requested the mortgage trustee in writing to take action, the mortgage trustee shall have declined to take action or failed to do so within 60 days and no inconsistent directions shall have been given by the holders of a majority in aggregate principal amount of the first mortgage bonds.

BOOK-ENTRY SYSTEM

Unless indicated otherwise in the applicable prospectus supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the CMS Energy Offered Securities, the Trust Preferred Securities and the Consumers Offered Securities (collectively, the “Offered Securities”).  The Offered Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.  One fully-registered Offered Security certificate will be issued for each issue of the Offered Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.  If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds and provides asset servicing for securities that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Offered Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Securities on DTC’s records.  The ownership interest of each actual purchaser of each Offered Security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchase.  Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in Offered Securities, except in the event that use of the book-entry system for the Offered Securities is discontinued.

To facilitate subsequent transfers, all Offered Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of Offered Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual Beneficial Owners of the Offered Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners.  The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial Owners of Offered Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Offered Securities, such as redemptions, tenders, defaults and proposed amendments to the Offered Security documents.  For example, Beneficial Owners of Offered Securities may wish to ascertain that the nominee holding the Offered Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.

Redemption notices shall be sent to DTC.  If less than all of the Offered Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Offered Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures.  Under its usual procedures, DTC mails an Omnibus Proxy to the applicable Registrant as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and dividend payments on the Offered Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable Registrant or the agent, on payable date in accordance with their respective holdings shown on DTC’s records.  Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, the agent or the applicable Registrant, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable Registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its Offered Securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such Offered Securities by causing the Direct Participant to transfer such participant’s interest in the Offered Securities, on DTC’s records, to such agent.  The requirement for physical delivery of Offered Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Offered Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Offered Securities to such agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the Offered Securities at any time by giving reasonable notice to the applicable Registrant or the agent.  Under such circumstances, in the event that a successor depository is not obtained, Offered Security certificates are required to be printed and delivered.

The applicable Registrant may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository).  In that event and subject to DTC’s procedures, Offered Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that each Registrant believes to be reliable, but no Registrant takes any responsibility for the accuracy thereof.

LEGAL OPINIONS

Opinions as to the legality of certain of the Offered Securities will be rendered for CMS Energy and Consumers by Melissa M. Gleespen, Vice President, Corporate Secretary and Chief Compliance Officer.  Certain matters relating to the validity of the Trust Preferred Securities under the Statutory Trust Act of the State of Delaware will be passed upon on behalf of the Trusts by Sidley Austin LLP, special counsel to the Trusts.  Certain United States federal income taxation matters may be passed upon for CMS Energy, the Trusts and Consumers by either Carolee K. Smith, Director of Tax Planning and Tax Counsel, or by special tax counsel to CMS Energy, the Trusts and Consumers, who will be named in the applicable prospectus supplement.  Certain legal matters with respect to Offered Securities will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements of CMS Energy and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the CMS Energy Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Consumers and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Consumers Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$250,000,000

CMS Energy Corporation

5.875% Junior Subordinated Notes due 2078

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities

Joint Lead Managers

Citigroup	RBC Capital Markets

Co-Managers

Deutsche Bank Securities	Ramirez & Co., Inc.

September 20, 2018